==========================================================================


                        AGREEMENT AND PLAN OF EXCHANGE

                                 By and Among

                        Carolina Power & Light Company,

                         Florida Progress Corporation

                                      and

                              CP&L Holdings, Inc.



==========================================================================


                          Dated as of August 22, 1999

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS..........................................................................................   2
         Section 1.1.  Agreement...............................................................................   2
         Section 1.2.  Alternative Proposal....................................................................   2
         Section 1.3.  Atomic Energy Act.......................................................................   2
         Section 1.4.  Certificates............................................................................   2
         Section 1.5.  Closing; Closing Date...................................................................   2
         Section 1.6.  COBRA...................................................................................   2
         Section 1.7.  Code....................................................................................   3
         Section 1.8.  Confidentiality Agreement...............................................................   3
         Section 1.9.  Contracts...............................................................................   3
         Section 1.10. CP&L Common Stock.......................................................................   3
         Section 1.11. CP&L Companies..........................................................................   3
         Section 1.12. CP&L Disclosure Schedule................................................................   3
         Section 1.13. CP&L Exchange...........................................................................   4
         Section 1.14. CP&L Exchange Agreement.................................................................   4
         Section 1.15. CP&L Exchange Registration Statement....................................................   4
         Section 1.16. CP&L Exchange Special Meeting...........................................................   4
         Section 1.17. CP&L SEC Reports........................................................................   4
         Section 1.18. Effective Time..........................................................................   5
         Section 1.19. Encumbrances............................................................................   5
         Section 1.20. Environmental Claim and Environmental Laws..............................................   5
         Section 1.21. Environmental Permits...................................................................   5
         Section 1.22. ERISA...................................................................................   5
         Section 1.23. Exchange................................................................................   6
         Section 1.24. Exchange Act............................................................................   6
         Section 1.25. Exchange Agent..........................................................................   6
         Section 1.26. Exchange Consideration..................................................................   6
         Section 1.27. FBCA....................................................................................   6
         Section 1.28. FCC.....................................................................................   6
         Section 1.29. FERC....................................................................................   6
         Section 1.30. Final Stock Price.......................................................................   7
         Section 1.31. FPC Articles of Exchange................................................................   7
         Section 1.32. FPC Benefit Plans.......................................................................   7
         Section 1.33. FPC Common Stock........................................................................   7
         Section 1.34. FPC Companies...........................................................................   7
         Section 1.35. FPC Disclosure Schedule.................................................................   8
         Section 1.36. FPC LTIP................................................................................   8
         Section 1.37. FPC Pension Plan........................................................................   8
         Section 1.38. FPC Plan of Exchange....................................................................   8
         Section 1.39. FPC Qualified Plan......................................................................   8
         Section 1.40. FPC Rights..............................................................................   8

                                      (i)

         Section 1.41. FPC Rights Agreement....................................................................   9
         Section 1.42. FPC SEC Reports.........................................................................   9
         Section 1.43. FPC Share...............................................................................   9
         Section 1.44. FPC Special Meeting.....................................................................   9
         Section 1.45. FPC Utility Subsidiary..................................................................  10
         Section 1.46. FPSC....................................................................................  10
         Section 1.47. Fund....................................................................................  10
         Section 1.48. GAAP....................................................................................  10
         Section 1.49. Governmental Authority..................................................................  10
         Section 1.50. Hazardous Material......................................................................  10
         Section 1.51. Holdco..................................................................................  11
         Section 1.52. Holdco Common Stock.....................................................................  11
         Section 1.53. Holdco Special Meeting..................................................................  11
         Section 1.54. HSR Act.................................................................................  11
         Section 1.55. IRS.....................................................................................  11
         Section 1.56. Knowledge of CP&L.......................................................................  11
         Section 1.57. Knowledge of FPC........................................................................  12
         Section 1.58. Law.....................................................................................  12
         Section 1.59. Material Adverse Effect.................................................................  12
         Section 1.60. Merrill Lynch...........................................................................  13
         Section 1.61. NCBCA...................................................................................  13
         Section 1.62. NCUC....................................................................................  13
         Section 1.63. NRC.....................................................................................  13
         Section 1.64. NYSE....................................................................................  13
         Section 1.65. Partnership; Partnerships...............................................................  13
         Section 1.66. Permits.................................................................................  14
         Section 1.67. Power Act...............................................................................  14
         Section 1.68. Proxy Statement/Prospectus..............................................................  14
         Section 1.69. PUHCA...................................................................................  14
         Section 1.70. Registration Statement..................................................................  14
         Section 1.71. Release.................................................................................  15
         Section 1.72. Salomon Smith Barney....................................................................  15
         Section 1.73. SCPSC...................................................................................  15
         Section 1.74. SEC.....................................................................................  15
         Section 1.75. Securities Act..........................................................................  15
         Section 1.76. Significant Subsidiary..................................................................  15
         Section 1.77. Subsidiary; Subsidiaries................................................................  15
         Section 1.78. Superior Proposal.......................................................................  16
         Section 1.79. Tax or Taxes............................................................................  16
         Section 1.80. Tax Return..............................................................................  16

ARTICLE II THE EXCHANGE........................................................................................  16
         Section 2.1.  The Exchange............................................................................  16
         Section 2.2.  Closing; Filing of Articles of Exchange.................................................  18
         Section 2.3.  Exchange of Certificates................................................................  19

                                     (ii)

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CP&L AND HOLDCO..................................................  19
         Section 3.1.  Organization and Authority of the CP&L Companies........................................  19
         Section 3.2.  Capitalization..........................................................................  20
         Section 3.3.  Authority Relative to this Agreement....................................................  21
         Section 3.4.  Consents and Approvals; No Violations...................................................  22
         Section 3.5.  Reports.................................................................................  23
         Section 3.6.  Absence of Certain Events...............................................................  25
         Section 3.7.  Proxy Statement/Prospectus..............................................................  25
         Section 3.8.  Litigation..............................................................................  26
         Section 3.9.  Contracts; No Default...................................................................  27
         Section 3.10. Employee Benefit Plans..................................................................  28
         Section 3.11. Tax Matters.............................................................................  29
         Section 3.12. Compliance with Law.....................................................................  31
         Section 3.13. Environmental Matters...................................................................  32
         Section 3.14. CP&L Action.............................................................................  34
         Section 3.15. Votes Required..........................................................................  34
         Section 3.16. Material Interests of Certain Persons...................................................  35
         Section 3.17. Regulation as a Utility.................................................................  35
         Section 3.18. Absence of Undisclosed Liabilities......................................................  36
         Section 3.19. Year 2000 Matters.......................................................................  36
         Section 3.20. Nuclear Operations......................................................................  37
         Section 3.21. NRC Actions.............................................................................  38
         Section 3.22. Fees and Expenses of Brokers and Others.................................................  38
         Section 3.23. Opinion of Financial Advisor............................................................  39
         Section 3.24. Ownership of FPC Common Stock...........................................................  39
         Section 3.25. CP&L Partnerships.......................................................................  39

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FPC...............................................................  39
         Section 4.1.  Organization and Authority of the FPC Companies.........................................  39
         Section 4.2.  Capitalization..........................................................................  40
         Section 4.3.  Authority Relative to this Agreement....................................................  41
         Section 4.4.  Consents and Approvals; No Violations...................................................  42
         Section 4.5.  Reports.................................................................................  44
         Section 4.6.  Absence of Certain Events...............................................................  45
         Section 4.7.  Proxy Statement/Prospectus..............................................................  46
         Section 4.8.  Litigation..............................................................................  47
         Section 4.9.  Real and Personal Property..............................................................  47
         Section 4.10. Contracts; No Default...................................................................  49
         Section 4.11. Labor Matters...........................................................................  50
         Section 4.12. Employee Benefit Plans..................................................................  51
         Section 4.13. Tax Matters.............................................................................  56
         Section 4.14. Compliance with Law.....................................................................  59
         Section 4.15. Environmental Matters...................................................................  60
         Section 4.16. FPC Action..............................................................................  63
         Section 4.17. Vote Required...........................................................................  64

                                     (iii)

         Section 4.18. Material Interests of Certain Persons...................................................  65
         Section 4.19. Insurance...............................................................................  65
         Section 4.20. Fees and Expenses of Brokers and Others.................................................  65
         Section 4.21. Opinion of Financial Advisor............................................................  66
         Section 4.22. Regulation as Utility or as Part of Utility Holding Company System......................  66
         Section 4.23. Absence of Undisclosed Liabilities......................................................  67
         Section 4.24. Intellectual Property...................................................................  67
         Section 4.25. Year 2000 Matters.......................................................................  68
         Section 4.26. Nuclear Operations......................................................................  69
         Section 4.27. NRC Actions.............................................................................  69
         Section 4.28. Ownership of CP&L Common Stock..........................................................  70
         Section 4.29. FPC Partnerships........................................................................  70

ARTICLE V COVENANTS............................................................................................  71
         Section 5.1.  Conduct of the Business of FPC..........................................................  71
         Section 5.2.  Conduct of the Business of CP&L.........................................................  77
         Section 5.3.  No Solicitation.........................................................................  78
         Section 5.4.  The Registration Statement; Listing.....................................................  80
         Section 5.5.  Special Meetings........................................................................  82
         Section 5.6.  Access to Information; Confidentiality Agreement........................................  83
         Section 5.7.  Approvals...............................................................................  84
         Section 5.8.  Public Announcements....................................................................  85
         Section 5.9.  Letter of FPC's Accountants.............................................................  86
         Section 5.10. Letter of CP&L's Accountants............................................................  86
         Section 5.11. Indemnification; Insurance..............................................................  87
         Section 5.12. Affiliate Agreements....................................................................  88
         Section 5.13. Formation of Holdco.....................................................................  88
         Section 5.14. Directors...............................................................................  90
         Section 5.15. Regional Headquarters...................................................................  91
         Section 5.16. Dividends...............................................................................  91
         Section 5.17. Employee Benefit Matters................................................................  91
         Section 5.18. Certain Stock Plans.....................................................................  92

ARTICLE VI CONDITIONS PRECEDENT TO CONSUMMATION OF THE EXCHANGE................................................  92
         Section 6.1.  Conditions Precedent to Each Party's Obligation to Effect the Exchange..................  92
         Section 6.2.  Conditions Precedent to Obligations of FPC..............................................  94
         Section 6.3.  Conditions Precedent to Obligations of CP&L and Holdco..................................  95

ARTICLE VII TERMINATION; AMENDMENT; WAIVER.....................................................................  96
         Section 7.1.  Termination.............................................................................  96
         Section 7.2.  Effect of Termination...................................................................  99
         Section 7.3.  Termination Fee.........................................................................  99
         Section 7.4.  Amendment............................................................................... 101
         Section 7.5.  Extension; Waiver....................................................................... 101

                                     (iv)

ARTICLE VIII MISCELLANEOUS..................................................................................... 102
         Section 8.1.  Survival of Representations, Warranties and Covenants................................... 102
         Section 8.2.  Disclosure Schedules.................................................................... 102
         Section 8.3.  Entire Agreement; Assignment............................................................ 103
         Section 8.4.  Notices................................................................................. 103
         Section 8.5.  Governing Law........................................................................... 104
         Section 8.6.  Descriptive Headings.................................................................... 106
         Section 8.7.  Parties in Interest..................................................................... 106
         Section 8.8.  Counterparts............................................................................ 106
         Section 8.9.  Specific Performance.................................................................... 106
         Section 8.10. Fees and Expenses....................................................................... 106
         Section 8.11. Severability............................................................................ 107


                                   EXHIBITS

     A.  FPC Plan of Exchange
     B.  Form of FPC Affiliate Letter
     C.  Form of CP&L Exchange Agreement

                                      (v)

                        AGREEMENT AND PLAN OF EXCHANGE

          THIS AGREEMENT AND PLAN OF EXCHANGE (the "Agreement"), dated as of August 22, 1999, is by and among CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation ("CP&L"), FLORIDA PROGRESS CORPORATION, a Florida corporation ("FPC"), and CP&L HOLDINGS, INC., a North Carolina corporation ("Holdco").

                                   RECITALS

          A. Holdco is a wholly owned subsidiary of CP&L. Prior to the Exchange, CP&L and Holdco will effect the CP&L Exchange.

          B. The respective Boards of Directors of FPC, CP&L and Holdco have approved a share exchange pursuant to which all outstanding shares of FPC Common Stock will be exchanged for shares of Holdco Common Stock and cash to be allocated among the holders of FPC Common Stock in accordance with the FPC Plan of Exchange and this Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants, agreements and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1.   Agreement.
                    ---------

          "Agreement" means this Agreement and Plan of Exchange, together with the Disclosure Schedules delivered pursuant hereto and Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

     Section 1.2. Alternative Proposal.
                  --------------------

          "Alternative Proposal" has the meaning given in Section 5.3 hereof.
                                                          -----------

     Section 1.3. Atomic Energy Act.
                  -----------------

          "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended.

     Section 1.4. Certificates.
                  ------------

          "Certificates" has the meaning given in Section 2.3 hereof.
                                                  -----------

     Section 1.5. Closing; Closing Date.
                  ---------------------

          "Closing" means the closing conference held pursuant to Section 2.2
                                                                  -----------
hereof, and "Closing Date" will mean the date on which the Closing occurs.

     Section 1.6. COBRA.
                  -----

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     Section 1.7.   Code.
                    ----

          "Code" means, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended, and the Treasury Regulations promulgated thereunder.

     Section 1.8.   Confidentiality Agreement.
                    -------------------------

          "Confidentiality Agreement" means the letter agreement, dated July 16, 1999, between FPC and CP&L.

     Section 1.9.   Contracts.
                    ---------

          "Contracts" means any contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, written or oral.

     Section 1.10.  CP&L Common Stock.
                    -----------------

          "CP&L Common Stock" means the common stock, no par value, of CP&L.

     Section 1.11.  CP&L Companies.
                    --------------

          "CP&L Companies" means CP&L, Holdco and their Subsidiaries.

     Section 1.12.  CP&L Disclosure Schedule.
                    ------------------------

          "CP&L Disclosure Schedule" means the letter dated as of the date hereof and signed by an authorized officer of CP&L and delivered to FPC, hereby incorporated by reference into this Agreement.

     Section 1.13.  CP&L Exchange.
                    -------------

          "CP&L Exchange" means the exchange of shares of CP&L Common Stock for shares of Holdco Common Stock contemplated by Section 5.13 hereof.
                                              ------------

     Section 1.14.  CP&L Exchange Agreement.
                    -----------------------

          "CP&L Exchange Agreement" means the Agreement and Plan of Share Exchange between CP&L and Holdco, substantially in the form attached hereto as Exhibit C.
---------

     Section 1.15.  CP&L Exchange Registration Statement.
                    ------------------------------------

          "CP&L Exchange Registration Statement" means the Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, filed by Holdco with the SEC with respect to the Holdco Common Stock to be offered to the holders of CP&L Common Stock in the CP&L Exchange.

     Section 1.16.  CP&L Exchange Special Meeting.
                    -----------------------------

          "CP&L Exchange Special Meeting" means the special meeting of shareholders of CP&L called to consider and approve the CP&L Exchange, and any adjournments thereof.

     Section 1.17.  CP&L SEC Reports.
                    ----------------

          "CP&L SEC Reports" means (a) CP&L's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, (b) CP&L's Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999, (c) all other documents filed by CP&L or Holdco with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of CP&L's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (d) all registration statements and other documents filed by CP&L with the SEC pursuant to the Securities Act since January 1, 1997.

     Section 1.18.  Effective Time.
                    --------------

          "Effective Time" means the effective time specified in the FPC Articles of Exchange.

     Section 1.19.  Encumbrances.
                    ------------

          "Encumbrances" has the meaning given in Section 4.9 hereof.
                                                  -----------

     Section 1.20.  Environmental Claim and Environmental Laws.
                    ------------------------------------------

          "Environmental Claim" and "Environmental Laws" have the meanings given in Section 4.15 hereof.
   ------------

     Section 1.21.  Environmental Permits.
                    ---------------------

          "Environmental Permits" has the meaning given in Section 4.15 hereof.
                                                           ------------

     Section 1.22.  ERISA.
                    -----

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.23.  Exchange.
                    --------

          "Exchange" means the exchange of all outstanding shares of FPC Common Stock for the Exchange Consideration pursuant to the FPC Plan of Exchange.

     Section 1.24. Exchange Act.
                   ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 1.25.  Exchange Agent.
                    --------------

          "Exchange Agent" means the entity designated by Holdco and reasonably acceptable to FPC to perform the duties of exchange agent in connection with the Exchange.

     Section 1.26.  Exchange Consideration.
                    ----------------------

          "Exchange Consideration" has the meaning given in Section 2.1 hereof.
                                                            -----------

     Section 1.27.  FBCA.
                    ----

          "FBCA" means the Florida Business Corporation Act, as amended.

     Section 1.28.  FCC.
                    ---

          "FCC" means the Federal Communications Commission.

     Section 1.29.  FERC.
                    ----

          "FERC" means the Federal Energy Regulatory Commission.

     Section 1.30.  Final Stock Price.
                    -----------------

          "Final Stock Price" means the average of the closing sale price per share of Holdco Common Stock as reported on the NYSE Composite Tape on each of the twenty (20) consecutive trading days ending with the fifth trading day immediately preceding the Closing Date.

     Section 1.31.  FPC Articles of Exchange.
                    ------------------------

          "FPC Articles of Exchange" means the Articles of Exchange to be filed with the Department of State of the State of Florida and the Secretary of State of the State of North Carolina with respect to the FPC Plan of Exchange.

     Section 1.32.  FPC Benefit Plans.
                    -----------------

          "FPC Benefit Plans" has the meaning given in Section 4.12 hereof.
                                                       ------------

     Section 1.33.  FPC Common Stock.
                    ----------------

          "FPC Common Stock" means the Common Stock, no par value, of FPC.

     Section 1.34.  FPC Companies.
                    -------------

          "FPC Companies" means FPC and its Subsidiaries.

     Section 1.35.  FPC Disclosure Schedule.
                    -----------------------

          "FPC Disclosure Schedule" means the letter dated as of the date hereof and signed by an authorized officer of FPC and delivered to CP&L, hereby incorporated by reference into this Agreement.

     Section 1.36.  FPC LTIP.
                    --------

          "FPC LTIP" has the meaning given in Section 5.17 hereof.
                                              ------------

     Section 1.37.  FPC Pension Plan.
                    ----------------

          "FPC Pension Plan" has the meaning given in Section 4.12 hereof.
                                                      ------------

     Section 1.38.  FPC Plan of Exchange.
                    --------------------

          "FPC Plan of Exchange" means the plan of share exchange with respect to the Exchange, attached hereto as Exhibit A.
                                    ---------

     Section 1.39.  FPC Qualified Plan.
                    ------------------

          "FPC Qualified Plan" has the meaning given in Section 4.12 hereof.
                                                        ------------

     Section 1.40.  FPC Rights.
                    ----------

          "FPC Rights" means the Rights defined in and issued pursuant to the FPC Rights Agreement.

     Section 1.41.  FPC Rights Agreement.
                    --------------------

          "FPC Rights Agreement" means the Rights Agreement dated as of November 21, 1991 between FPC and Manufacturers Hanover Trust Company, as amended by an Amendment dated February 20, 1997 between FPC and The First National Bank of Boston.

     Section 1.42.  FPC SEC Reports.
                    ---------------

          "FPC SEC Reports" means (a) FPC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, (b) FPC's Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999, (c) all other documents filed by FPC with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of FPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (d) all registration statements and other documents filed by FPC with the SEC pursuant to the Securities Act since January 1, 1997.

     Section 1.43.  FPC Share.
                    ---------

          "FPC Share" means a share of FPC Common Stock, including each associated FPC Right.

     Section 1.44.  FPC Special Meeting.
                    -------------------

          "FPC Special Meeting" means the special meeting of shareholders of FPC called to consider and approve the transactions contemplated herein, and any adjournments thereof.

     Section 1.45. FPC Utility Subsidiary.
                   ----------------------

          "FPC Utility Subsidiary" means Florida Power Corporation, a Florida corporation and a wholly owned subsidiary of FPC.

     Section 1.46.  FPSC.
                    ----

          "FPSC" means the Florida Public Service Commission.

     Section 1.47.  Fund.
                    ----

          "Fund" has the meaning given in Section 3.11 hereof.
                                          ------------

     Section 1.48.  GAAP.
                    ----

          "GAAP" means generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

     Section 1.49.  Governmental Authority.
                    ----------------------

          "Governmental Authority" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     Section 1.50.  Hazardous Material.
                    ------------------

          "Hazardous Material" has the meaning given in Section 4.15 hereof.
                                                        ------------

     Section 1.51.  Holdco.
                    ------

          "Holdco" means CP&L Holdings, Inc., a North Carolina corporation.

     Section 1.52.  Holdco Common Stock.
                    -------------------

          "Holdco Common Stock" means the Common Stock, no par value, of Holdco.

     Section 1.53.  Holdco Special Meeting.
                    ----------------------

          "Holdco Special Meeting" means the special meeting of shareholders of Holdco called to consider and approve the issuance of Holdco Common Stock in the Exchange contemplated herein, and any adjournments thereof.

     Section 1.54.  HSR Act.
                    -------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.55.  IRS.
                    ---

          "IRS" means the Internal Revenue Service.

     Section 1.56.  Knowledge of CP&L.
                    -----------------

          "Knowledge of CP&L" means the actual knowledge, after due inquiry, of those officers of CP&L identified on the CP&L Disclosure Schedule.

     Section 1.57.  Knowledge of FPC.
                    ----------------

          "Knowledge of FPC" means the actual knowledge, after due inquiry, of those officers of FPC identified on the FPC Disclosure Schedule.

     Section 1.58.  Law.
                    ---

          "Law" means any foreign, federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     Section 1.59.  Material Adverse Effect.
                    -----------------------

          "Material Adverse Effect" means, with respect to CP&L or FPC as the context requires, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of such entity, together with its Subsidiaries, taken as a whole; provided, however that none of the following events or any consequences thereof
--------  -------
shall be deemed to have a Material Adverse Effect on CP&L or FPC: (a) any requirement that Holdco become a registered holding company pursuant to Section 5 of PUHCA; (b) the Exchange and any financing entered into by CP&L or Holdco related thereto; or (c) the CP&L Exchange. For purposes of this Agreement, references to a Material Adverse Effect on CP&L shall mean a Material Adverse Effect on CP&L and Holdco and each of their Subsidiaries collectively as a whole.

     Section 1.60. Merrill Lynch.
                   -------------

          "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to CP&L.

     Section 1.61.  NCBCA.
                    -----

          "NCBCA" means the North Carolina Business Corporation Act, as amended.

     Section 1.62.  NCUC.
                    ----

          "NCUC" means the North Carolina Utilities Commission.

     Section 1.63.  NRC.
                    ---

          "NRC" means the Nuclear Regulatory Commission.

     Section 1.64.  NYSE.
                    ----

          "NYSE" means The New York Stock Exchange, Inc.

     Section 1.65.  Partnership; Partnerships.
                    -------------------------

          "Partnership" means (i) any general partnership or joint venture in which the relevant party has an interest, and (ii) any limited partnership, limited liability company, or other business association, other than a Subsidiary, in which the relevant party has a direct or indirect interest of 5% or more or in respect of which such party is obligated, absolutely or contingently, to contribute debt or equity in excess of $1,000,000, or which contributes 5% or more of such party's consolidated revenues, expenses or assets (collectively, "Partnerships").

     Section 1.66.  Permits.
                    -------

          "Permits" means permits, licenses and governmental authorizations, registrations and approvals.

     Section 1.67.  Power Act.
                    ---------

          "Power Act" means the Federal Power Act, as amended.

     Section 1.68.  Proxy Statement/Prospectus.
                    --------------------------

          "Proxy Statement/Prospectus" means the Joint Proxy
Statement/Prospectus of Holdco and FPC included in the Registration Statement and distributed to the shareholders of FPC in connection with the FPC Special Meeting and the shareholders of Holdco in connection with the Holdco Special Meeting.

     Section 1.69.  PUHCA.
                    -----

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     Section 1.70.  Registration Statement.
                    ----------------------

          "Registration Statement" means the Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, to be filed by Holdco with the SEC with respect to the Holdco Common Stock to be offered to the holders of FPC Common Stock in the Exchange.

     Section 1.71.  Release.
                    -------

          "Release" has the meaning given in Section 4.15 hereof.
                                             ------------

     Section 1.72.  Salomon Smith Barney.
                    --------------------

          "Salomon Smith Barney" means Salomon Smith Barney Inc., financial advisor to FPC.

     Section 1.73.  SCPSC.
                    -----

          "SCPSC" shall mean the South Carolina Public Service Commission.

     Section 1.74.  SEC.
                    ---

          "SEC" means the Securities and Exchange Commission.

     Section 1.75.  Securities Act.
                    --------------

          "Securities Act" means the Securities Act of 1933, as amended.

     Section 1.76.  Significant Subsidiary.
                    ----------------------

          "Significant Subsidiary" means any "significant subsidiary" as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act.

     Section 1.77.  Subsidiary; Subsidiaries.
                    ------------------------

          "Subsidiary" means each corporate entity with respect to which a party owns (directly or indirectly through one or more entities or otherwise) outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors of such entity, or otherwise to direct the management and policies of such entity (collectively, "Subsidiaries").

     Section 1.78.  Superior Proposal.
                    -----------------

          "Superior Proposal" has the meaning given in Section 7.1 hereof.
                                                       -----------

     Section 1.79.  Tax or Taxes.
                    ------------

          "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

     Section 1.80.  Tax Return.
                    ----------

          "Tax Return" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

                                  ARTICLE II
                                 THE EXCHANGE

     Section 2.1.   The Exchange.
                    ------------

             (a) At the Effective Time, by virtue of the Exchange and without any action on the part of FPC, CP&L, Holdco, or the holders of Holdco Common Stock or FPC Shares:

               (i) In accordance with the FPC Plan of Exchange, each FPC Share issued and outstanding immediately prior to the Effective Time (other than FPC Shares canceled pursuant to Section 2.1(a)(ii) hereof) shall, by reason of the
                            ------------------
Exchange be exchanged for the right to receive:

                    (1)  $54.00 in cash, or

                    (2) that number of shares of Holdco Common Stock determined by dividing $54.00 by the Final Stock Price; provided, however, that:
                                                  --------  -------

                         (a) if the Final Stock Price is less than $37.13, then the number of shares of Holdco Common Stock to be delivered pursuant to this clause (2) shall be equal to 1.4543; and

                         (b) if the Final Stock Price is more than $45.39, then the number of shares of Holdco Common Stock to be delivered pursuant to this clause (2) shall be equal to 1.1897; or

                    (3) a combination of cash and Holdco Common Stock determined in accordance with Section 4.2 of the FPC Plan of Exchange (the "Exchange Consideration").

               (ii) Each FPC Share owned by FPC or held in the treasury of FPC immediately prior to the Effective Time shall be automatically canceled and retired and cease to exist, and no cash or securities or other property shall be paid or payable in respect thereof.

          (b) No certificates or scrip representing fractional shares of Holdco Common Stock shall be issued upon the delivery of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Holdco. All holders of FPC Shares who would otherwise be entitled to receive a fractional share of Holdco Common Stock shall receive, in lieu thereof upon delivery or exchange of its FPC Shares, an amount of cash equal to the amount determined by multiplying the fraction of a share of Holdco Common Stock to which such shareholder would otherwise be entitled by the Final Stock Price. Immediately prior to the Effective Time, Holdco shall deliver to the Exchange Agent cash in such amount as shall be necessary to pay to the holders of FPC Shares cash in lieu of such fractional shares.

     Section 2.2.   Closing; Filing of Articles of Exchange.
                    ---------------------------------------

          Unless otherwise mutually agreed upon in writing by the parties hereto, the Closing shall take place at the office of Hunton & Williams, One Hannover Square, 14th Floor, Raleigh, North Carolina at 10:00 a.m., local time, on the third business day following the date that all conditions to the obligations of the parties specified in this Agreement have been satisfied or waived (the "Closing Date"). On or prior to the Closing Date, Holdco shall in the manner required by the FBCA and the NCBCA deliver to and file with the Department of State of the State of Florida and the Secretary of State of the State of North Carolina the FPC Articles of Exchange, duly executed by Holdco and FPC in accordance with the provisions of the FBCA and the NCBCA. The parties hereto shall take all such other action as may be required by law to make the Exchange effective. The effects of the Exchange shall be as provided in the applicable provisions of the FBCA and the NCBCA.

     Section 2.3.   Exchange of Certificates.
                    ------------------------

          The exchange of certificates that immediately prior to the Effective Time represented outstanding shares of FPC Common Stock (the "Certificates") shall be made in accordance with the provisions of Section 4.3 of the FPC Plan of Exchange.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF CP&L AND HOLDCO

          Each of CP&L and Holdco represents and warrants to FPC as follows:

     Section 3.1.   Organization and Authority of the CP&L Companies.
                    ------------------------------------------------

          Each of the CP&L Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the CP&L Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified may reasonably be expected to have a Material Adverse Effect on CP&L. The copies of the Amended and Restated Articles of Incorporation and Bylaws of CP&L which have been delivered to FPC are complete and correct and in full force and effect on the date hereof.

     Section 3.2.   Capitalization.
                    --------------

            (a) CP&L's authorized equity capitalization consists of 200,000,000 shares of Common Stock, 300,000 shares of $5 Preferred Stock, 20,000,000 shares of Serial Preferred Stock, 5,000,000 shares of Preferred Stock A, and 10,000,000 shares of Preference Stock. As of the close of business on August 20, 1999, 159,589,744 shares of CP&L Common Stock, 237,259 shares of $5 Preferred Stock, and 350,000 shares of Serial Preferred Stock were issued and outstanding and no additional shares of such capital stock have been issued between such time and the date hereof. Such shares of CP&L Common Stock, $5 Preferred Stock and Serial Preferred Stock constituted all of the issued and outstanding shares of capital stock of CP&L as of such date. All issued and outstanding shares of CP&L Common Stock, $5 Preferred Stock and Serial Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of CP&L's Subsidiaries are validly issued, fully paid and nonassessable and are, except as set forth in the CP&L Disclosure Schedule, owned by CP&L, directly or indirectly, free and clear of all liens, claims, charges or encumbrances of any nature whatsoever. Except as set forth in the CP&L Disclosure Schedule, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of CP&L or its Subsidiaries, and there are no Contracts pursuant to which any of CP&L or its Subsidiaries is bound to sell or issue any shares of its capital stock or any such options, warrants, subscriptions or rights.

          (b) At the date hereof, Holdco's authorized equity capitalization consists of 500,000,000 shares of Holdco Common Stock, 100 of which are issued and held by CP&L, and 20,000,000 shares of Preferred Stock, none of which are issued.

          (c) All of the shares of Holdco Common Stock to be issued to holders of FPC Common Stock in the Exchange will have been duly authorized for issuance and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.

     Section 3.3.   Authority Relative to this Agreement.
                    ------------------------------------

          The execution, delivery and performance of this Agreement, the execution, delivery and performance of the CP&L Exchange Agreement and of all of the other documents and instruments required hereby by CP&L and by Holdco are within the respective corporate power of CP&L and Holdco. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of CP&L and Holdco and, except for approval of the CP&L Exchange by the shareholders of CP&L and the approval of the issuance of Holdco Common Stock in the Exchange by the shareholders of Holdco, no other corporate proceedings on the part of CP&L or Holdco are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be (in the case of documents and instruments permitted to be delivered after the date hereof) duly and validly executed and delivered by CP&L and Holdco and (assuming the due authorization, execution and delivery hereof and thereof by FPC) constitute or will constitute valid and binding agreements of CP&L and Holdco, enforceable against CP&L and Holdco in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally or equitable principles.

     Section 3.4.   Consents and Approvals; No Violations.
                    -------------------------------------

          Except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of the CP&L Exchange Registration Statement and the Registration Statement, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of articles of exchange with respect to the CP&L Exchange with the Secretary of State of the State of North Carolina and the FPC Articles of Exchange with the Department of State of the State of Florida and the Secretary of State of the State of North Carolina; (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (v) any required filings with and approvals of the NCUC, the SCPSC, the NRC, the SEC (with respect to PUHCA), the FCC and the FERC, no filing or registration with, and no permit, authorization, consent, order or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by CP&L or Holdco or for the consummation by CP&L or Holdco of the transactions contemplated by this Agreement other than as may not reasonably be expected to have a Material Adverse Effect on CP&L. Assuming that all filings, registrations, permits, authorizations, consents, orders and approvals contemplated by the immediately preceding sentence have been duly made or obtained, and the approval of the CP&L Exchange by the CP&L shareholders has been received, and assuming receipt of the required approval of the holders of Holdco Common Stock at the Holdco Special Meeting, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by CP&L and Holdco will
(i) conflict with or result in any breach of any provision of the Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the CP&L Companies, (ii) subject to obtaining necessary third party consents, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or increased cost) under, or otherwise result in any diminution of any of the rights of the CP&L Companies with respect to, any of the terms, conditions or provisions of any security, note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the CP&L Companies is a party or by which it or any of them or any of their properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the CP&L Companies or any of their properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect on CP&L and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.5.  Reports.
                   -------

          The filings required to be made by any CP&L Company since January 1, 1996 under NYSE rules or any applicable Law, including the Securities Act, the Exchange Act,

PUHCA, the Power Act, the Atomic Energy Act, and applicable North Carolina and South Carolina laws and regulations, have been filed with the NYSE or each applicable Governmental Authority, including the SEC, the FERC, the NRC, the NCUC, and the SCPSC, as the case may be, and each of the CP&L Companies has complied in all material respects with all requirements of such acts, Laws and rules and regulations thereunder with such exceptions that may not reasonably be expected to have, in the aggregate, a Material Adverse Effect on CP&L. As of their respective dates, none of the CP&L SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the CP&L SEC Reports fairly presented the consolidated financial position of CP&L and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of CP&L and its Subsidiaries for the respective fiscal periods set forth therein. Each of the financial statements (including the related notes and schedules) included in the CP&L SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for CP&L and, after the CP&L Exchange, Holdco, none of the CP&L Companies is required to file any forms, reports or other documents with the SEC, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws.

     Section 3.6. Absence of Certain Events.
                  -------------------------

          Except as set forth in the CP&L SEC Reports filed prior to the date hereof or the CP&L Disclosure Schedule, since December 31, 1998, none of the CP&L Companies has suffered any change in its business, financial condition or results of operations that has had or may reasonably be expected to have a Material Adverse Effect on CP&L and no event has occurred and no facts or conditions exist that have had or may reasonably be expected to have a Material Adverse Effect on CP&L. Except as disclosed in the CP&L SEC Reports filed prior to the date hereof or as otherwise disclosed in the CP&L Disclosure Schedule, there has not been since December 31, 1998: (i) any change in the accounting policies or practices of CP&L; or (ii) any damage, destruction or loss, whether covered by insurance or not, which has had or may reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.7. Proxy Statement/Prospectus.
                  --------------------------

          None of the information to be supplied by CP&L for inclusion or incorporation by reference with respect to the CP&L Companies to be included in the Proxy Statement/Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the FPC Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and, as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by CP&L or Holdco with respect to information supplied by FPC or any affiliate of FPC for inclusion in the Proxy Statement/Prospectus.

     Section 3.8. Litigation.
                  ----------

          Except as specifically disclosed in the CP&L SEC Reports filed prior to the date hereof, or in the CP&L Disclosure Schedule, (a) there are no complaints, claims, suits, actions, mediations, arbitrations or proceedings (including proceedings related to the rates charged by CP&L) pending or, to the Knowledge of CP&L, threatened, nor are there any investigations or reviews pending or, to the Knowledge of CP&L, threatened against or affecting CP&L or any of its Subsidiaries or Partnerships that, in the aggregate, may reasonably be expected to have a Material Adverse Effect on CP&L, (b) there have not been any developments since December 31, 1998 with respect to any such disclosed complaints, claims, suits, actions, mediations, arbitrations, proceedings, investigations or reviews which, in the aggregate, may reasonably be expected to have a Material Adverse Effect on CP&L, and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to CP&L or any of the CP&L Companies that, in the aggregate, may reasonably be expected to have a Material Adverse Effect on CP&L or the transactions contemplated by this Agreement.

     Section 3.9. Contracts; No Default.
                  ---------------------

          (a) The CP&L Disclosure Schedule lists all of the Contracts to which any CP&L Company is a party that constitute a material contract as defined in Item 601(10) of Regulation S-K under the Exchange Act. Each such Contract is a valid and binding agreement of such CP&L Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other Laws affecting creditors' rights generally or equitable principles. The CP&L Companies have performed and, to the Knowledge of CP&L, every other party has performed, each material term, covenant and condition of each of such Contracts that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by any CP&L Company or, to the Knowledge of CP&L, any other party under any of such Contracts, and, to the Knowledge of CP&L, no party to any of such Contracts intends to cancel, terminate or exercise any option under any of such Contracts.

          (b) No CP&L Company is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its respective charter, bylaws or other governing or organizational documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any CP&L Company is now a party or by which any CP&L Company or any of its respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any CP&L Company, except in the case of clauses (ii) and (iii) above for defaults or violations which in the aggregate may not reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.10.  Employee Benefit Plans.
                    ----------------------

          (a) Each CP&L employee benefit plan (the "CP&L Benefit Plans") that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS within the last three (3) years to be so qualified (or will be submitted to the IRS for a determination letter prior to the applicable Code Section 401(b) deadline) and, to the Knowledge of CP&L, no event or condition exists or has occurred that may reasonably be expected to result in the revocation of such determination. CP&L has operated each CP&L Benefit Plan in material compliance with all applicable Laws, including ERISA and the Code.

          (b) All material contributions required to have been made to the CP&L Benefit Plans have been made. As of the date hereof, each CP&L Benefit Plan which is subject to the funding requirements of Code Section 412 has assets that have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report.

          (c) Except as set forth in the CP&L Disclosure Schedule, (i) none of the CP&L Benefit Plans has experienced a "reportable event" as defined in Section 4043(b) of ERISA and its regulations within the last five (5) years for which the 30-day notice requirement has not been waived, except for reportable events which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on CP&L and (ii) CP&L has not engaged in any prohibited transactions with respect to any CP&L Benefit Plan, any or all of which would reasonably be expected to have a Material Adverse Effect on CP&L.

          (d) The consummation of the Exchange will not constitute a "change in control" under the CP&L Benefit Plans, any employment agreements, any plan, program or arrangement for deferred compensation, severance, change of control, supplemental retirement, excess benefit or other non-qualified employee benefit plan, program, or arrangement, or any plan, program or arrangement which involves stock of CP&L; provided that no holder of FPC Common Stock (including a
                        --------
group, within the meaning of Section 13(d) of the Exchange Act), acquires beneficial ownership of 15% or more of Holdco Common Stock in the Exchange, and will not, whether alone or in conjunction with a termination of employment, otherwise accelerate or increase the time or amount of payment or vesting due to any current or former employee, officer, director, shareholder or consultant of CP&L except as may not reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.11.  Tax Matters.
                    -----------

          Except as set forth in the CP&L Disclosure Schedule:

                    (i) CP&L and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which CP&L is the common parent, such affiliated group files a consolidated federal income tax return and neither CP&L nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

          (ii) each of the CP&L Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

          (iii) each of the CP&L Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

          (iv) each of the CP&L Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

          (v) there are no unpaid Taxes due and payable by any of the CP&L Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, CP&L;

          (vi) none of the CP&L Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the CP&L Companies by any Governmental Authority; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the CP&L Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on CP&L; and any such assertion, assessment, proceeding or litigation disclosed in the CP&L Disclosure Schedule hereto is being contested in good faith through appropriate measures, and its status is described in the CP&L Disclosure Schedule hereto;

          (vii) the most recent audited consolidated balance sheet included in the CP&L SEC Reports fully and properly reflects, as of the date thereof, the liabilities of CP&L and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes; and

          (viii) with respect to any Nuclear Decommissioning Reserve Fund ("Fund") within the meaning of Section 468A of the Code that is established by or for the benefit of any CP&L Company, (A) such Fund is in compliance with (i) all requirements of Sections 468A and 4951 of the Code and (ii) all Tax Return and Tax payment requirements resulting from the application of Section 468A of the Code (and any similar provision of state or local Law) to the Fund, and (B) such CP&L Company (i) has not claimed any deduction for contributions to the Fund in excess of the amounts permitted by Section 468A(b) and (ii) has included in income all amounts includible in its income under Section 468A(c).

     Section 3.12.  Compliance with Law.
                    -------------------

          The CP&L Companies hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Authorities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "CP&L Permits"), except where the failure so to hold may not reasonably be expected to have a Material Adverse Effect on CP&L. Except as set forth in the CP&L Disclosure Schedule, the CP&L Companies are in compliance with the terms of the CP&L Permits, except where the failure so to comply may not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CP&L. Except as disclosed in the CP&L SEC Reports filed prior to the date hereof or as set forth in the CP&L Disclosure Schedule, the business of the CP&L Companies is not being conducted in violation of any Law, ordinance or regulation of any Governmental Authority, except for possible violations which, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.13.  Environmental Matters.
                    ---------------------

          (a) Except as set forth in the CP&L SEC Reports filed prior to the date hereof or in the CP&L Disclosure Schedule, each of the CP&L Companies is in compliance with all applicable Environmental Laws except for noncompliance which may not reasonably be expected to have a Material Adverse Effect on CP&L. Except as set forth in the CP&L Disclosure Schedule, and except for matters that have been fully resolved, no CP&L Company has received any written communication from any person or Governmental Authority that alleges that it is not in compliance with applicable Environmental Laws where such noncompliance may reasonably be expected to have a Material Adverse Effect on CP&L.

          (b) Except as set forth in the CP&L Disclosure Schedule, the CP&L Companies have obtained all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the CP&L Companies are in compliance with all terms and conditions of the Environmental Permits except where the absence of such permits or such noncompliance may not reasonably be expected to have a Material Adverse Effect on CP&L.

          (c) Except as set forth in the CP&L Disclosure Schedule or in the CP&L SEC Reports filed prior to the date hereof, there is no Environmental Claim pending or, to the Knowledge of CP&L, threatened (i) against a CP&L Company,
(ii) against any person or entity whose liability for any Environmental Claim a CP&L Company has or may have retained or assumed either contractually or by operation of law or (iii) against or concerning any real property or operations which a CP&L Company owns, leases or manages, in whole or in part, which claim, if adversely determined, may reasonably be expected to have a Material Adverse Effect on CP&L.

          (d) Except as set forth in the CP&L Disclosure Schedule or in the CP&L SEC Reports filed prior to the date hereof, and except for any Releases of Hazardous Materials the liability for which may not reasonably be expected to have a Material Adverse Effect on CP&L, no Releases of any Hazardous Material
(i) has occurred on any of the properties owned, leased or occupied by a CP&L Company or any predecessor, or (ii) is related to the business or operations of a CP&L Company or any predecessor, which in either case requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

          (e) CP&L has disclosed to FPC all material facts that CP&L reasonably believes form the basis of a Material Adverse Effect on CP&L arising from the cost of pollution control equipment currently required or known to be required in the future, current remediation costs or remediation costs known to be required in the future, or any other environmental matter affecting a CP&L Company that may be reasonably expected to have a Material Adverse Effect on CP&L.

          (f)  Capitalized terms in this Section 3.13 shall have the meaning set
                                         ------------
forth in Section 4.15 hereof but any reference therein to FPC shall be deemed to
         ------------
refer to CP&L for purposes of this Section 3.13.
                                   ------------

     Section 3.14.  CP&L Action.
                    -----------

          The Board of Directors of CP&L (at a meeting duly called, constituted and held) has unanimously (a) determined that the Exchange is advisable and in the best interests of CP&L and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Exchange, and (c) directed that the issuance of Holdco Common Stock in the Exchange be submitted with the recommendation of the Board of Directors of Holdco for consideration by Holdco's shareholders at the Holdco Special Meeting.

     Section 3.15.  Votes Required.
                    --------------

          The affirmative vote of holders of (a) a majority of the outstanding shares of CP&L Common Stock entitled to vote thereon, and (b) a majority of the outstanding shares of CP&L Common Stock, $5 Preferred Stock and Serial Preferred Stock, voting as a single class, are the only votes of the holders of any class or series of CP&L capital stock necessary to approve the CP&L Exchange. The affirmative vote of a majority of votes cast by Holdco shareholders at the Holdco Special Meeting is the only approval of Holdco shareholders required to approve the issuance of Holdco Common Stock in the Exchange.

     Section 3.16. Material Interests of Certain Persons.
                   -------------------------------------

          Except as disclosed in CP&L's Proxy Statement for its 1999 Annual Meeting of Shareholders or as set forth in the CP&L Disclosure Schedule, no officer or director of CP&L, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material Contract or property (real or personal), tangible or intangible, used in or pertaining to the business of CP&L or any CP&L Subsidiary.

     Section 3.17. Regulation as a Utility.
                   -----------------------

          CP&L is regulated as a public utility company in the states of North Carolina and South Carolina and North Carolina Natural Gas Corporation is regulated as a public utility company in the state of North Carolina. CP&L is currently a holding company exempt from all provisions of PUHCA except Section 9(a)(2) thereof under Section 3(a)(2) pursuant to Rule 2 promulgated thereunder. Interpath Communications, Inc. is regulated as a telephone company in the states of Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia and by the FCC. Except as set forth above and with respect to their relationship to CP&L and Holdco under PUHCA, neither CP&L nor any subsidiary company, affiliate or associate company of CP&L is subject to regulation as a holding company, a public utility or a public service company (or similar designation) by any other state in the United States or any agency or instrumentality thereof, by the United States or any agency or any agency or instrumentality of the United States or by any foreign country. As used in this Section 3.17, the terms
                                                  ------------
"holding company",

"subsidiary company", "associate company" and "affiliate" shall have the respective meanings ascribed to them in PUHCA.

     Section 3.18.  Absence of Undisclosed Liabilities.
                    ----------------------------------

          Except as disclosed in the CP&L SEC Reports filed prior to the date hereof or the CP&L Disclosure Schedule, none of the CP&L Companies has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except to the extent such liabilities, obligations or contingencies were (a) reflected on or accrued or reserved against in the consolidated balance sheet of CP&L dated June 30, 1999, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, in the case of either subsection (a) or subsection (b) of this Section 3.18,
                                                        ------------
individually or in the aggregate, has not had and may not reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.19.  Year 2000 Matters.
                    -----------------

          The CP&L Companies have assessed their internal software and hardware components (in both information technology and other applications) for problems relating to the Year 2000 issue (the inability of computers and microchips to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999). Resolution of problems associated with the Year 2000 issue with respect to the software and hardware of the CP&L Companies can be achieved so as to allow the conduct of the business of the CP&L Companies as currently conducted, except for interruptions in service that may not reasonably be expected to have a Material Adverse Effect on CP&L. CP&L reasonably believes, as of the date hereof, that the remaining cost of resolution of the problems discussed above will not exceed the amounts reflected in CP&L's Report on Form 10-Q for the period ended June 30, 1999. While CP&L has made diligent inquiry of supplier, vendor and other third party Year 2000 plans, and, to the Knowledge of CP&L, there are no problems arising from the Year 2000 issue with respect to third parties that may reasonably be expected to have a Material Adverse Effect on CP&L, CP&L makes no representation or warranty with respect to Year 2000 compliance by any supplier, vendor or other third party.

     Section 3.20.  Nuclear Operations.
                    ------------------

          None of the CP&L Subsidiaries operates nuclear generating stations. The operations of CP&L's nuclear generating stations are being conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to so comply may not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CP&L. CP&L's nuclear generating stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by Law, and such further insurance (other than liability insurance) as is consistent with CP&L's view of the risks inherent in the operation of a nuclear power facility. CP&L's plans for the decommissioning of each of its nuclear generating stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by Law, which is consistent with CP&L's reasonable budget projections for such plans. CP&L has not incurred any liability as a result of operating nuclear power facilities for third parties which liability, in the aggregate, may reasonably be expected to have a Material Adverse Effect on CP&L.

     Section 3.21.  NRC Actions.
                    -----------

          CP&L has not been given notice of or been charged with actual or potential violation of, or is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may effect the conduct of CP&L's business regarding CP&L's nuclear power facilities) of which CP&L has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to CP&L regarding CP&L's nuclear power facilities operated by CP&L that would have, or may reasonably be expected to have, a Material Adverse Effect on CP&L.

     Section 3.22.  Fees and Expenses of Brokers and Others.
                    ---------------------------------------

          None of the CP&L Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that CP&L has engaged Merrill Lynch to represent it in connection with such transactions and shall pay all of Merrill Lynch's fees and expenses in connection with such engagement.

     Section 3.23.  Opinion of Financial Advisor.
                    ----------------------------

          CP&L has received the opinion of Merrill Lynch to the effect that, as of August 22, 1999, the Exchange Consideration to be paid by Holdco pursuant to the FPC Plan of Exchange is fair from a financial point of view to CP&L and to Holdco.

     Section 3.24.  Ownership of FPC Common Stock.
                    -----------------------------

          Neither CP&L nor any of the Subsidiaries of CP&L or other affiliates thereof owns any shares of FPC Common Stock either beneficially or of record.

     Section 3.25.  CP&L Partnerships.
                    -----------------

          The representations and warranties set forth in Section 3.4, 3.6, 3.8,
                                                                  --- ----------
3.10, 3.12, 3.13 and 3.18 are, to the Knowledge of CP&L, true and correct in all
----------- ----     ----
material respects with regard to the Partnerships of CP&L.


                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FPC

          FPC represents and warrants to CP&L and Holdco as follows:

     Section 4.1.   Organization and Authority of the FPC Companies.
                    -----------------------------------------------

          Each of the FPC Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, has full corporate or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the FPC Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified may reasonably be expected to have a Material Adverse Effect on FPC. The copies of the Certificate of Incorporation and Bylaws of FPC which have been delivered to CP&L are complete and correct and in full force and effect on the date hereof.

     Section 4.2.   Capitalization.
                    --------------

          (a) FPC's authorized equity capitalization consists of 250,000,000 shares of FPC Common Stock. As of the close of business on August 20, 1999, 98,338,571 shares of FPC Common Stock were issued and outstanding and no additional shares of such capital stock have been issued between such time and the date hereof in each case not including shares issued under the FPC Plus Stock Plan on August 20, 1999. Such shares of FPC Common Stock constituted all of the issued and outstanding shares of capital stock of FPC as of such date. All issued and outstanding shares of FPC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of FPC's Subsidiaries are validly issued, fully paid and nonassessable and are, except as set forth in the FPC Disclosure Schedule, owned by FPC, directly or indirectly, free and clear of all liens, claims, charges or encumbrances of any nature whatsoever. Except as set forth in the FPC Disclosure Schedule, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of FPC or its Subsidiaries, and there are no Contracts pursuant to which any of FPC or its Subsidiaries is bound to sell or issue any shares of its capital stock or any such options, warrants, subscriptions or rights.

          (b) The FPC Disclosure Schedule lists all Subsidiaries of FPC, their respective states of incorporation or organization, the jurisdictions in which they are qualified or licensed to do business, the authorized equity capitalization thereof, a brief description of the principal line or lines of business conducted by each such entity, and the interest of FPC therein.

          (c) The FPC Disclosure Schedule lists all Partnerships of FPC or its Subsidiaries, their respective states of organization, the jurisdictions in which they are qualified or licensed to do business, and the interest of FPC therein.

     Section 4.3.   Authority Relative to this Agreement.
                    ------------------------------------

          The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by FPC are within the corporate power of FPC. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FPC and no other corporate proceedings on the part of FPC are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Exchange, the approval of the Exchange by a majority of the outstanding shares of FPC Common Stock at the FPC Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be (in the case of documents and instruments permitted to be delivered after the date hereof) duly and validly executed and delivered by FPC and (assuming the due authorization, execution and delivery hereof and thereof by CP&L and Holdco) constitute or will constitute valid and binding agreements of FPC, enforceable against FPC in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors' rights generally or equitable principles.

     Section 4.4.   Consents and Approvals; No Violations.
                    -------------------------------------

          Except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of the Proxy Statement/Prospectus, the Registration Statement, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of FPC Articles of Exchange with the Department of State of the State of Florida and the Secretary of State of the State of North Carolina; (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (v) any required filings with and approvals of the NRC, the SEC, the Interstate Commerce Commission, the Surface Transportation Board, the FERC, the FCC and the insurance regulatory authorities of the States of Oklahoma and Texas, no filing or registration with, and no permit, authorization, consent, order or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by FPC or for the consummation by FPC of the transactions contemplated by this Agreement other than as may not reasonably be expected to have a Material Adverse Effect on FPC. Subject to the FPSC's plenary jurisdiction over the operations of FPC Utility Subsidiary, no filing with or approval of the FPSC is required by Florida Law in connection with the execution and delivery of this Agreement by FPC or for the consummation by FPC of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents, orders and approvals contemplated by the immediately preceding sentence have been duly made or obtained, and assuming receipt of the required approval of the holders of FPC Shares at the FPC Special Meeting, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by FPC will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any of the FPC Companies, (ii) subject to obtaining the third party consents identified in the FPC Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or increased cost) under, or otherwise result in any diminution of any of the rights of the FPC Companies with respect to, any of the terms, conditions or provisions of any security, note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any of the FPC Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FPC Companies or any of their properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect on FPC and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.5.   Reports.
                    -------

          The filings required to be made by any FPC Company since January 1, 1996 under NYSE rules or any applicable Law, including the Securities Act, the Exchange Act, PUHCA, the Power Act, the Atomic Energy Act and applicable Florida laws and regulations, have been filed with the NYSE or each applicable Governmental Authority, including the SEC, the FERC, the NRC, the FPSC, the Interstate Commerce Commission, the Surface Transportation Board, and the insurance regulatory authorities of the States of Oklahoma and Texas as the case may be, and each of the FPC Companies has complied in all material respects with all requirements of such acts, Laws and rules and regulations thereunder with such exceptions that may not reasonably be expected to have, in the aggregate, a Material Adverse Effect on FPC. As of their respective dates, none of the FPC SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the FPC SEC Reports fairly presented the consolidated financial position of FPC and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of FPC and its Subsidiaries for the respective fiscal periods set forth therein. Each of the financial statements (including the related notes and schedules) included in the FPC SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for FPC, FPC Utility Subsidiary and except as disclosed in the FPC Disclosure Schedule, none of the FPC Companies is required to file any forms, reports or other documents with the SEC, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws.

     Section 4.6.   Absence of Certain Events.
                    -------------------------

          Except as set forth in the FPC SEC Reports filed prior to the date hereof or the FPC Disclosure Schedule, since December 31, 1998, each of the FPC Companies has conducted its business only in the ordinary course consistent with past practice, and none of the FPC Companies has suffered any change in its business, financial condition or results of operations that has had or may reasonably be expected to have a Material Adverse Effect on FPC, and no event has occurred and no facts or conditions exist that have had or may reasonably be expected to have a Material Adverse Effect on FPC. Except as disclosed in the FPC SEC Reports filed prior to the date hereof or in the FPC Disclosure Schedule, there has not been since December 31, 1998: (i) any material increase in the obligations of any of the FPC Companies in respect of compensation, severance or termination benefits or any adoption of or material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock); (ii) any entry by any of the FPC Companies into any material commitment, agreement, license or transaction other than in the ordinary and usual course of business; (iii) any declaration or payment of any dividend or other distribution with respect to FPC Common Stock, except for regular cash dividends consistent with past practice; (iv) any change in the accounting policies or practices of FPC; (v) any damage, destruction or loss, whether covered by insurance or not, which has had or may reasonably be expected to have a Material Adverse Effect on FPC; or (vi) any agreement to do any of the foregoing.

     Section 4.7.   Proxy Statement/Prospectus.
                    --------------------------

          None of the information to be supplied by FPC for inclusion or incorporation by reference with respect to the FPC Companies to be included in the Proxy Statement/Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the FPC Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and, as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by FPC with respect to information supplied by CP&L or Holdco or any affiliate of CP&L or Holdco for inclusion in the Proxy Statement/Prospectus.

     Section 4.8.   Litigation.
                    ----------

          Except as specifically disclosed in the FPC SEC Reports filed prior to the date hereof, or in the FPC Disclosure Schedule, (a) there are no complaints, claims, suits, actions, mediations, arbitrations or proceedings (including proceedings related to the rates charged by the FPC Utility Subsidiary) pending or, to the Knowledge of FPC, threatened, nor are there any investigations or reviews pending or, to the Knowledge of FPC, threatened against or affecting FPC or any of its Subsidiaries or Partnerships that, in the aggregate, may reasonably be expected to have a Material Adverse Effect on FPC, (b) there have not been any developments since December 31, 1998 with respect to any such disclosed complaints, claims, suits, actions, mediations, arbitrations, proceedings, investigations or reviews which, in the aggregate, may reasonably be expected to have a Material Adverse Effect on FPC, and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to FPC or any of the FPC Companies that, in the aggregate, may reasonably be expected to have a Material Adverse Effect on FPC or the transactions contemplated by this Agreement.

     Section 4.9.   Real and Personal Property.
                    --------------------------

          (a) The FPC Companies own, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by them in the conduct of their respective businesses as such businesses are now being conducted. Except as disclosed in the FPC SEC Reports or the FPC Disclosure Schedule, none of the FPC Companies' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("Encumbrances"), except for such Encumbrances that in the aggregate may not reasonably be expected to have a Material Adverse Effect on FPC. All such property is in good condition and repair and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of the FPC Companies, except to the extent that the poor condition or unsuitability of any such property would not in the aggregate reasonably be expected to have a Material Adverse Effect on FPC. To the Knowledge of FPC, there are no conditions existing in respect of such assets which would require FPC or any of its Subsidiaries to incur any capital expenditures relating thereto which are materially in excess of the amounts budgeted by FPC (as reflected in existing budgets of FPC, true and correct copies of which were delivered to CP&L) for maintenance, repair or renewal of the assets.

          (b) Except as otherwise disclosed in the FPC Disclosure Schedule or in the FPC SEC Reports filed prior to the date hereof, all personal property that is owned by the FPC Companies or used by any of them in the conduct of their respective businesses is owned free and clear of any Encumbrances, except for such Encumbrances that in the aggregate may not reasonably be expected to have a Material Adverse Effect on FPC. All such property is in good working condition, subject to normal wear and tear, and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of the FPC Companies, except to the extent that the poor condition or unsuitability of any such property in the aggregate may not reasonably be expected to have a Material Adverse Effect on FPC.

     Section 4.10.  Contracts; No Default.
                    ---------------------

          (a) The FPC Disclosure Schedule lists all of the Contracts to which any FPC Company is a party that constitute: (i) a material contract as defined in Item 601 of Regulation S-K under the Exchange Act; (ii) an agreement relating to the borrowing or lending of money or the purchase or sale of securities;
(iii) a guaranty, contribution agreement or other agreement that includes any material indemnification, surety, contribution or support obligation; (iv) an agreement limiting in any material respect the ability of any FPC Company to compete in any line of business or with any person; (v) any collective bargaining agreement; and (vi) an employment or consulting agreement to which any of the FPC Companies is a party or by which any of the FPC Companies is bound. Each such Contract is a valid and binding agreement of such FPC Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other Laws affecting creditors' rights generally or equitable principles. The FPC Companies have performed and, to the Knowledge of FPC, every other party has performed, each material term, covenant and condition of each of such Contracts that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by any FPC Company or, to the Knowledge of FPC, any other party under any of such Contracts, and, to the Knowledge of FPC, no party to any of such Contracts intends to cancel, terminate or exercise any option under any of such Contracts.

          (b) No FPC Company is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its respective charter, bylaws or other governing or organizational documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any FPC Company is now a party or by which any FPC Company or any of its respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any FPC Company, except in the case of clauses (ii) and
(iii) above for defaults or violations which in the aggregate may not reasonably be expected to have a Material Adverse Effect on FPC.

     Section 4.11.  Labor Matters.
                    -------------

          (a) Except as set forth in the FPC Disclosure Schedule, with respect to employees of the FPC Companies: (i) to the Knowledge of FPC, no senior executive, key employee or group of employees has any plans to terminate employment with any of the FPC Companies; (ii) there is no unfair labor practice charge or complaint against any FPC Company pending or, to the Knowledge of FPC, threatened before the National Labor Relations Board or any other comparable authority; (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of FPC, no claims therefor exist or have been threatened; (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of FPC, proposed or threatened against any FPC Company relating to employment, employment practices, terms and conditions of employment or wages and hours; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of FPC, threatened against or involving FPC; and (vi) FPC is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except, in the cases of the preceding clauses (iii), (iv), (v) and (vi), for such proceedings, actions, or violations which in the aggregate may not reasonably be expected to have a Material Adverse Effect on FPC.

          (b) Except as described in the FPC Disclosure Schedule, no FPC Company has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no FPC Company has recognized any Labor Organization as the collective bargaining representative of any of its employees.

     Section 4.12.  Employee Benefit Plans.
                    ----------------------

          (a) For purposes of this Section 4.12, the term "FPC Benefit Plans"
                                   ------------
shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other payroll practices, employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all hospitalization or other medical, vision, dental and other health plans, all life insurance plans, all disability plans, or other insurance, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the FPC Companies (which term, for purposes of this
Section 4.12, includes any entity that is a member of the FPC controlled group
------------
or otherwise affiliated with FPC under Code Sections 414(b), (c), (m) or (o)) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the FPC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "FPC Pension Plan."

          (b) No FPC Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA and none of the FPC Companies has contributed to any such plan at any time during the current year or the preceding six (6) calendar years.

          (c) All FPC Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code, COBRA, and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the FPC Companies. To the Knowledge of FPC, each FPC Benefit Plan has been administered substantially in accordance with its terms and all reports, returns, and other documentation that are required to have been filed with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency (federal, state, or local) have been properly filed with the appropriate governmental agency on a timely basis or distributed as required, in each instance in which the failure to file or distribute such reports, returns, and other documents may reasonably be expected to result in a Material Adverse Effect on FPC. Except as set forth in the FPC Disclosure Schedule, no lawsuits or complaints to or by any person or governmental authority are pending, or to the Knowledge of FPC, are contemplated or threatened, with respect to any FPC Benefit Plan.

          (d) Except as set forth in the FPC Disclosure Schedule, no FPC Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations).

FPC has not incurred any material liability with respect to any "welfare plan" (as defined in Section 3(1) of ERISA) or for "welfare benefits" (as defined in Code Section 419) that are not fully reflected in FPC's audited financial statements. Except as set forth in the FPC Disclosure Schedule, no FPC Pension Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (e) The FPC Disclosure Schedule contains a true and correct list of all FPC Benefit Plans. None of the FPC Benefit Plans will be breached by FPC's execution, delivery, and performance of this Agreement. The FPC Disclosure
Schedule identifies each FPC Pension Plan and denotes those intended to be qualified under Section 401(a) of the Code (the "FPC Qualified Plans"). FPC has provided CP&L with access to true and correct copies of each governing document for each FPC Benefit Plan or a summary of any such FPC Benefit Plan that is not evidenced by a written plan document, together with the most recent summary plan description, the last three (3) years' annual reports and audited financial statements for each such plan and the actuarial report for any FPC Pension Plan that is a defined benefit pension plan or funded welfare benefit plan. To the Knowledge of FPC, each FPC Benefit Plan is enforceable in accordance with its terms.

          (f) To the Knowledge of FPC, each FPC Qualified Plan complies in all material respects with applicable law as of the date hereof, and the IRS has issued favorable determination letters to the effect that the form of each FPC Qualified Plan satisfies the requirements of Section 401(a) and related sections of the Code. To the Knowledge of FPC, there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Section 401(a) of the Code of any FPC Qualified Plan.

          (g) As of the Closing Date, full payment will be made to each FPC Benefit Plan of all contributions (including all employer contributions and employee salary reduction contributions), costs, benefits, premiums, and other amounts due in connection with the FPC Benefit Plans that are required under the terms thereof, and under ERISA or the Code, to be made prior to that date. No FPC Company, and no organization to which FPC is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the meaning of Section 4069 of ERISA. None of the FPC Benefit Plans has experienced a "reportable event" as defined in Section 4043(b) of ERISA and its regulations within the last five (5) years for which the 30-day notice requirement has not been waived, except for reportable events which may not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FPC.

          (h) To the Knowledge of FPC, no FPC Company has engaged in any prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, that could subject any FPC Benefit Plan to any tax or penalty imposed under Section 4975(a) of the Code or Section 502(i) of ERISA which may be reasonably expected to have a Material Adverse Effect on FPC. No FPC Company
(i) has engaged in any transaction that may result in the imposition on FPC or its affiliates of any such excise tax under Sections 4971, 4972, 4975, and 4976 through 4980 of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes that have heretofore been paid or have been accrued, and, in either case, are fully reflected in FPC's audited financial statements, or (ii) is now, nor at any time will be by virtue of any action taken prior to the Effective Time, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of a FPC Company be subject to a lien by reason of the provisions of
Section 412(n) of the Code. To the Knowledge of FPC, the FPC Benefit Plans comply and have in the past complied in all material respects with all applicable non-discrimination and coverage requirements under the Code. FPC currently complies and has in the past complied with all applicable workers' compensation statutes.

          (i) Except as set forth in the FPC Disclosure Schedule, there are no FPC employment or severance agreements that cannot be terminated without triggering severance or "parachute" obligations thereunder. The FPC Disclosure Schedule lists all payments required to be made to employees, officers or directors of any FPC Company as a result of this Agreement or the transactions contemplated thereby.

          (j) An aggregate number of 314,458 nominal FPC Shares are currently subject to grants under the FPC LTIP. If an FPC change in control were to occur as of the date this Agreement is signed, 150% of such FPC Shares would be distributable thereunder together with dividend equivalents, for a total of 580,175 FPC Shares, assuming a 23% dividend equivalency rate. Grants will continue to be made or adjusted in the normal course of business consistent with past practice under the FPC LTIP through the Effective Time. In addition, as each three-year performance cycle is completed, an additional amount of 25% of the FPC Shares awarded under the FPC LTIP may be issued to current participants who have met certain stock ownership guidelines. The maximum total additional FPC Shares which could be issued under these provisions as of the date of this Agreement is 769,856, based upon the FPC Disclosure

Schedule which includes FPC's good faith estimate of the impact of the FPC LTIP and the related provisions of this Agreement as of an estimated Closing Date of December 31, 2000.

          (k) Neither FPC nor any FPC Subsidiary has any liability under the Coal Industry Retiree Health Benefit Act of 1992.

     Section 4.13.  Tax Matters.
                    -----------

          (a) Except as set forth in the FPC Disclosure Schedule:

              (i) FPC and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which FPC is the common parent, such affiliated group files a consolidated federal income tax return and neither FPC nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

              (ii) each of the FPC Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

              (iii) each of the FPC Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

              (iv) each of the FPC Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed

IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign Laws;

              (v) each of the FPC Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

              (vi) there are no unpaid Taxes due and payable by any of the FPC Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, FPC;

              (vii) none of the FPC Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the FPC Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the FPC Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the FPC Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on FPC; and any such assertion, assessment, proceeding or litigation disclosed in the FPC Disclosure Schedule hereto is being contested in good faith through appropriate measures, and its status is described in the FPC Disclosure Schedule hereto;

              (viii) none of the FPC Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code or a "safe harbor lease" subject to former Section 168(f)(8) of the Code;

              (ix) none of the FPC Companies is required to include in income any material amount from an adjustment pursuant to Section 481 of the Code or any similar provision of state or local Law, and to the Knowledge of FPC no Governmental Authority has proposed any such adjustment;

              (x) none of the FPC Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Code;

              (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which FPC is the common parent which may reasonably be expected to have a Material Adverse Effect on FPC if taken into account;

              (xii) the most recent audited consolidated balance sheet included in the FPC SEC Reports fully and properly reflects, as of the date thereof, the liabilities of FPC and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes;

              (xiii) since April 16, 1997, none of the FPC Companies has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies; and

              (xiv) with respect to any Fund within the meaning of Section 468A of the Code that is established by or for the benefit of any FPC Company, (A) such Fund is in compliance with (i) all requirements of Sections 468A and 4951 of the Code and (ii) all Tax Return and Tax payment requirements resulting from the application of Section 468A of the Code (and any similar provision of state or local Law) to the Fund, and (B) such FPC Company (i) has not claimed any deduction for contributions to the Fund in excess of the amounts permitted by
Section 468A(b) and (ii) has included in income all amounts includible in its income under Section 468A(c).

          (b) The FPC Disclosure Schedule describes all material and continuing Tax elections, consents and agreements made by or affecting any of the FPC Companies, lists all types of material Taxes paid and Tax Returns filed by or on behalf of any of the FPC Companies and expressly indicates each Tax with respect to which any of the FPC Companies is or has been included in a consolidated, unitary or combined return.

     Section 4.14.  Compliance with Law.
                    -------------------

          The FPC Companies hold, and immediately after the Effective Time will continue to hold, all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Authorities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "FPC Permits"), except where the failure so to hold may not reasonably be expected to have a Material Adverse Effect on FPC. Except as set forth in the FPC Disclosure Schedule, the FPC Companies are in compliance with the terms of the FPC Permits, except where the failure so to comply may not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FPC. Except as disclosed in the FPC SEC Reports filed prior to the date hereof or as set forth in the FPC Disclosure Schedule, the business of the FPC Companies is not being conducted in violation of any Law, ordinance or regulation of any Governmental Authority, except for possible violations which, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect on FPC.

     Section 4.15.  Environmental Matters.
                    ---------------------

          (a) Except as set forth in the FPC SEC Reports filed prior to the date hereof or in the FPC Disclosure Schedule, each of the FPC Companies is in compliance with all applicable Environmental Laws except for noncompliance which may not reasonably be expected to have a Material Adverse Effect on FPC. Except as set forth in the FPC Disclosure Schedule, and except for matters that have been fully resolved, no FPC Company has received any written communication from any person or Governmental Authority that alleges that it is not in compliance with applicable Environmental Laws where such noncompliance may reasonably be expected to have a Material Adverse Effect on FPC.

          (b) Except as set forth in the FPC Disclosure Schedule, the FPC Companies have obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the FPC Companies are in compliance with all terms and conditions of the Environmental Permits except where the absence of such permits or such noncompliance may not reasonably be expected to have a Material Adverse Effect on FPC.

          (c) Except as set forth in the FPC Disclosure Schedule, or in the FPC SEC Reports filed prior to the date hereof, there is no Environmental Claim pending or to the Knowledge of FPC, threatened (i) against a FPC Company, (ii) against any person or entity whose liability for any Environmental Claim a FPC Company has or may have retained or assumed either contractually or by operation of law or (iii) against or concerning any real property or operations which a FPC Company owns, leases or manages, in whole or in part, which claim, if adversely determined, may reasonably be expected to have a Material Adverse Effect on FPC.

          (d) Except as set forth in the FPC Disclosure Schedule or in the FPC SEC Reports filed prior to the date hereof, and except for any Releases (as hereinafter defined) of Hazardous Materials (as hereinafter defined) the liability for which may not reasonably be expected to have a Material Adverse Effect on FPC, no Release of any Hazardous Material (i) has occurred on any of the properties owned, leased or occupied by a FPC Company or any predecessor, or
(ii) is related to the business or operations of a FPC Company or any predecessor, which in either case requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

          (e) FPC has disclosed to CP&L all material facts that FPC reasonably believes form the basis of a Material Adverse Effect on FPC arising from the cost of pollution control equipment currently required or known to be required in the future, current remediation costs or remediation costs known to be required in the future, or any other environmental matter affecting a FPC Company that may be reasonably expected to have a Material Adverse Effect on FPC. To the Knowledge of FPC, it has delivered to CP&L prior to the date hereof copies of all material environmental investigations, studies, audit tests, reviews or other analyses (including all Phase I environmental assessments) conducted of the properties or operations of any FPC Company within the last five (5) years.

          (f) As used in this Agreement: (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, proceedings or notices by any Governmental Authority or other person alleging in writing violations of or liability under Environmental Laws, or demanding remediation of conditions which, with notice, the passage of time, or both would constitute violations of Environmental Laws, arising out of, based on or resulting from (a) the presence, manufacture, disturbance, generation, use, transportation, treatment, storage, disposal or the Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by a FPC Company or (b) circumstances forming the basis of any violation of any Environmental Law; (ii) "Environmental Laws" means any Law in effect on the date of this Agreement relating to pollution or protection of human health or the environment or Releases or threatened Releases of Hazardous Materials, to the manufacture, disturbance, generation, use, transportation, treatment, storage, disposal, or handling of Hazardous Materials.

"Environmental Laws" include without limitation, the Clean Air Act, the Clean Water Act of 1977, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the National Environmental Policy Act of 1969, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, the Outer Continental Shelf Lands Act, the Superfund Amendments and Reauthorization Act of 1986, the River and Harbor Act, and the Toxic Substances Control Act; (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, manufactured gas waste, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Law; and (c) any other chemical, material, substance or waste, exposure to or the manufacture, disturbance, generation, use, transportation or treatment of which is now prohibited, limited or regulated under any Law in a jurisdiction in which a FPC Company operates; and (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     Section 4.16.  FPC Action.
                    ----------

          The Board of Directors of FPC (at a meeting duly called, constituted and held) has unanimously (a) determined that the Exchange is advisable and in the best interests of FPC and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Exchange, and (c) subject to the provisions of Section 5.5(b)(ii),
                                                             ------------------
directed that the Exchange be submitted with the recommendation of the Board of Directors for consideration by FPC's shareholders at the FPC Special Meeting. FPC has taken all steps necessary to exempt (i) the execution and delivery of this Agreement, (ii) the Exchange and (iii) the transactions contemplated hereby and thereby from, (x) assuming that the representation contained in Section 3.24
                                                                    ------------
is accurate, any statute of the State of Florida that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation, Sections 607.0901 and 607.0902 of the FBCA, and
(y) any applicable provision of FPC's Articles of Incorporation or Bylaws containing change of control or anti-takeover provisions. FPC has (A) duly entered into an appropriate amendment to the FPC Rights Agreement and (B) taken all other action necessary or appropriate so that the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Exchange), do not and will not (I) result in the ability of any person to exercise any FPC Rights or enable or require the FPC Rights to separate from the shares of FPC Common Stock to which they are attached, (II) cause CP&L or any of its Affiliates or Associates to be an Acquiring Person (as each such term is defined in the FPC Rights Agreement) or
(III) trigger any other provisions of the FPC Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the FPC Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

     Section 4.17.  Vote Required.
                    -------------

          The affirmative vote of holders of a majority of the outstanding shares of FPC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of

FPC capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     Section 4.18.  Material Interests of Certain Persons.
                    -------------------------------------

          Except as disclosed in FPC's Proxy Statement for its 1999 Annual Meeting of Shareholders or as set forth in the FPC Disclosure Schedule, no officer or director of FPC, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material Contract or property (real or personal), tangible or intangible, used in or pertaining to the business of FPC or any FPC Subsidiary.

     Section 4.19.  Insurance.
                    ---------

          Except as set forth in the FPC Disclosure Schedule, each FPC Company is, and has been continuously since December 31, 1995, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. No FPC Company has received any notice of cancellation or termination with respect to any material insurance policy thereof and no FPC Company has received notice that any such policy is invalid or unenforceable.

     Section 4.20.  Fees and Expenses of Brokers and Others.
                    ---------------------------------------

          None of the FPC Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or

(c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that FPC has engaged Salomon Smith Barney to represent it in connection with such transactions, and shall pay all of Salomon Smith Barney's fees and expenses in connection with such engagement.

     Section 4.21.  Opinion of Financial Advisor.
                    ----------------------------

          The Board of Directors of FPC has received the opinion of Salomon Smith Barney, dated August 21, 1999, to the effect that, as of such date, the Exchange Consideration is fair from a financial point of view to the holders of shares of FPC Common Stock.

     Section 4.22.  Regulation as Utility or as Part of Utility Holding Company
                    -----------------------------------------------------------
System.
------

          FPC Utility Subsidiary is regulated as a public utility in the State of Florida and in no other state. FPC is a holding company exempt from all provisions of PUHCA except Section 9(a)(2) thereof under Section 3(a)(1) pursuant to Rule 2 promulgated thereunder. Except as set forth above and with respect to their relationship to FPC under PUHCA, neither FPC nor any subsidiary company, affiliate or associate company of FPC is subject to regulation as a holding company, a public utility or public service company (or similar designation) by any other state in the United States or any agency or instrumentality thereof, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 4.22,
                                                                 ------------
the terms "holding company", "subsidiary company", "associate company" and "affiliate" shall have the respective meanings ascribed to them in PUHCA.

     Section 4.23.  Absence of Undisclosed Liabilities.
                    ----------------------------------

          Except as disclosed in the FPC SEC Reports filed prior to the date hereof or the FPC Disclosure Schedule, none of the FPC Companies has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except to the extent such liabilities, obligations or contingencies were (a) reflected on or accrued or reserved against in the consolidated balance sheet of FPC dated June 30, 1999, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, in the case of either subsection (a) or subsection (b) of this Section 4.23, individually or in
                                                ------------
the aggregate, has not had and may not reasonably be expected to have a Material Adverse Effect on FPC.

     Section 4.24.  Intellectual Property.
                    ---------------------

          The FPC Companies own, or are licensed or otherwise possess, legally enforceable and otherwise adequate rights to use, all patents, trademarks, trade names, service marks, logos, trade dress, fictitious names, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required or reasonably necessary for the conduct of their businesses as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on FPC (collectively, the "FPC Intellectual Property Rights"). All of the FPC Intellectual Property Rights are owned or licensed by a FPC Company, free and clear of any and all Encumbrances, except as set forth in applicable license agreements or as would not, individually or in the aggregate, have a Material Adverse Effect on FPC. To the Knowledge of FPC, the use of the FPC Intellectual Property Rights by the FPC Companies does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or good will of any other person and neither FPC nor any FPC Company has received notice of any claim or otherwise have Knowledge that any FPC Intellectual Property Right is invalid, conflicts with the asserted rights of any other person, or has not been used or enforced in a manner that would result in its abandonment, cancellation, or unenforceability, except as would not, individually or in the aggregate, have a Material Adverse Effect on FPC.

     Section 4.25.  Year 2000 Matters.
                    -----------------

          The FPC Companies have assessed their internal software and hardware components (in both information technology and other applications) for problems relating to the Year 2000 issue (the inability of computers and microchips to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999). Resolution of problems associated with the Year 2000 issue with respect to the software and hardware of the FPC Companies can be achieved so as to allow the conduct of the business of the FPC Companies as currently conducted, except for interruptions in service that may not reasonably be expected to have a Material Adverse Effect on FPC. FPC reasonably believes, as of the date hereof, that the remaining cost of resolution of the problems discussed above will not exceed the amounts reflected in FPC's Report on Form 10-Q for the period ended June 30, 1999. While FPC has made diligent inquiry of supplier, vendor and other third party Year 2000 plans, and, to the Knowledge of FPC, there are no problems arising from the Year 2000 issue with respect to third parties that may reasonably be expected to have a Material Adverse Effect on FPC, FPC makes no representation or warranty with respect to Year 2000 compliance by any supplier, vendor or other third party.

     Section 4.26.  Nuclear Operations.
                    ------------------

          The operations of FPC's and its Subsidiaries' nuclear generating station are conducted in compliance with applicable health, safety, regulatory and other legal requirements except where the failure to so comply may not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FPC. FPC's and its Subsidiaries' nuclear generating station maintains emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by Law, and such further insurance (other than liability insurance) as is consistent with FPC's view of the risks inherent in the operation of a nuclear power facility. FPC's and its Subsidiaries' plans for the decommissioning of its nuclear generating station and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by Law, which is consistent with FPC's reasonable budget projections for such plans. Neither FPC nor any of its Subsidiaries has incurred any liability as a result of operating nuclear power facilities for third parties which liability, in the aggregate, may reasonably be expected to have a Material Adverse Effect on FPC.

     Section 4.27.  NRC Actions.
                    -----------

          Neither FPC nor any of its Subsidiaries has been given notice of or been charged with actual or potential violation of, or is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may effect the conduct of FPC's business regarding FPC's nuclear power facilities) of which FPC or any of its Subsidiaries has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to FPC or any of its Subsidiaries regarding FPC's or any of its Subsidiaries' nuclear power facilities operated by FPC or any of its Subsidiaries that would have, or may reasonably be expected to have, a Material Adverse Effect on FPC.

     Section 4.28.  Ownership of CP&L Common Stock.
                    ------------------------------

          Neither FPC nor any of the Subsidiaries of FPC or other affiliates thereof owns any shares of CP&L Common Stock or Holdco Common Stock either beneficially or of record.

     Section 4.29.  FPC Partnerships.
                    ----------------

          The representation and warranties set forth in Sections 4.4, 4.6, 4.8,
                                                         ------------  ---  ---
4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.23, 4.24 and 4.25,  are, to the
---  ----  ----  ----  ----  ----  ----  ----  ----     ----
Knowledge of FPC, true and correct in all material respects with regard to the Partnerships of FPC; provided that for purposes of the representations and
                     --------
warranties contained in Section 4.13, Partnerships of FPC shall include only
                        ------------
those Partnerships for which FPC is the tax matters partner.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1.   Conduct of the Business of FPC.
                    ------------------------------

          (a) Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, FPC shall, and shall cause the Subsidiaries of FPC to, conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and use all their respective commercially reasonable efforts to preserve intact their respective business organizations, assets and goodwill, to keep available the services of their officers and employees (subject to prudent management of workforce needs) and to maintain satisfactory relationships with suppliers, contractors, distributors, customers and others having material business relationships with them to the end that their goodwill and ongoing businesses will not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, none of the FPC Companies will, without the prior written consent of CP&L:

              (i) except as set forth in the FPC Disclosure Schedule, amend its Articles or Certificate of Incorporation or bylaws, or, to the extent such action is within the control of an FPC Company, any agreements or other governing or organizational documents in respect of any Partnerships;

              (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except pursuant to any plans, options, warrants or rights outstanding as of the date hereof to the extent set forth in the FPC Disclosure Schedule and to the extent consistent with past practice and, in the case of the FPC LTIP, to the extent permitted by
Section 5.1(a)(xvii);
--------------------

              (iii) (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) to another FPC Company or its wholly owned Subsidiaries, (ii) stated dividends on the preferred stock outstanding on the date hereof of any FPC Company, and (iii) regular quarterly dividends on FPC Common Stock with usual record and payment dates and not in excess of an annual rate of $2.18 per share, provided that FPC may increase the annualized amount of such dividends at FPC's regular Board of Directors' meetings in each of February, 2000 and February, 2001 at a rate of up to 2% greater than the annualized amount in the preceding year; (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (c) redeem, repurchase or otherwise acquire any shares of their capital stock other than (i) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, repurchases, redemptions and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (ii) redemptions, purchases or acquisitions required by the respective terms of any series of FPC preferred stock, (iii) redemptions in connection with refunding an equivalent principal amount of FPC Utility Subsidiary preferred stock at a lower cost of funds, and (iv) intercompany acquisitions of capital stock;

              (iv) (a) redeem the FPC Rights, (b) amend the FPC Rights Agreement (other than the amendment contemplated by Section 4.16 hereof) or (c)
                                                    ------------
except in connection with a Superior Proposal that would allow FPC to terminate this Agreement under Section 7.1, take any action that would allow any Person
                     -----------
(as defined in the FPC Rights Agreement) other than CP&L or Holdco to become a Beneficial Owner (as defined in the FPC Rights Agreement) of 15% or more of the FPC Shares without causing a Distribution Date or a Triggering Event (as such terms are defined in the FPC Rights Agreement) to occur;

              (v) except as set forth in the FPC Disclosure Schedule, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness, other than (a) in connection with the refinancing of an equivalent principal amount of existing indebtedness or preferred stock either at their stated maturity or at a lower cost of funds, (b) indebtedness between FPC or any of its Subsidiaries and another of its Subsidiaries, or (c) additional indebtedness in the ordinary course of business, consistent with past practice, under existing credit facilities;

              (vi) except in the ordinary course of business consistent with past practice or as set forth in the FPC Disclosure Schedule, (a) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of any of the FPC Companies, except with respect to indebtedness permitted pursuant to this Section 5.1, or (b) enter
                                                   -----------
into any material Contract, or alter, amend, modify, terminate, purchase any rights of any other party to, or exercise any option under, any material existing Contract, other than as required by this Agreement;

              (vii) adopt or amend (except as may be required by Law or pursuant to an existing obligation or agreement described in the FPC Disclosure Schedule or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

              (viii) acquire any stock or equity interests or any assets of any other entity, or make any capital expenditures, except as follows: (a) to the extent such acquisitions or expenditures are within the amounts contained in the FPC 1999 Profit Plan and 2000-2003 Financial Forecast (the "Forecast"), CP&L's consent will be required only if any expenditure or transaction, or series of related expenditures or transactions, involves expenditures of more than $50,000,000; and (b) to the extent such acquisitions or expenditures are beyond the amounts shown in the Forecast, but do not exceed the amounts shown under "Amendments to Forecast" and "Acquisition Expenditures" in Exhibit 5.1A to the FPC Disclosure Schedule, CP&L's consent will be required only if any expenditure or transaction, or series of related expenditures or transactions, involves expenditures of more than $10,000,000;

              (ix) except as set forth in the FPC Disclosure Schedule, sell, lease or dispose of any material assets outside the ordinary course of business consistent with past practice;

              (x) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices except as may be required by changes in Law, rules, regulations or GAAP;

              (xi) except as set forth in the FPC Disclosure Schedule, make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability for which adequate reserves have not been provided in FPC's June 30, 1999 financial statements;

              (xii) except as set forth in the FPC Disclosure Schedule, make any filing with any Governmental Authority to change rates on file, take any other action that could result in an increase or decrease of rates or change in standards of service or accounting or that could affect costs of service, or take any other action to enter into any agreement, commitment, arrangement or consent, whether written or oral, formal or informal with respect thereto;

              (xiii) except as set forth in the FPC Disclosure Schedule, fail to maintain insurance against risks and losses in accordance with past practice;

              (xiv) fail to use all commercially reasonable efforts to maintain in effect any existing FPC Permit;

              (xv) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in FPC's June 30, 1999 financial statements or incurred in the ordinary course of business since the date thereof or as disclosed in the FPC Disclosure Schedule;

              (xvi) except as otherwise provided in this Agreement, voluntarily engage in any activities which are reasonably expected to cause a change in status of FPC as an exempt holding company under PUHCA;

              (xvii) add new participants to the FPC LTIP or, except in accordance with past practice (including adjustments relating to salary increases, target award percentages and share price changes) as set forth in the provisions of the FPC Disclosure Schedule described in Section 4.12(j), change
                                                       ---------------
the method of allocating or the terms of awards under the LTIP in any manner that would increase the nominal FPC Shares pertaining thereto;

              (xviii) negotiate with union representatives of a collective bargaining unit or enter into any collective bargaining with any labor union without affording representatives of CP&L the opportunity to review proposals and discuss negotiation strategy prior to as well as during such negotiations; or

              (xix) agree in writing or otherwise to take any of the foregoing actions.

          (b) CP&L and FPC agree that, during the period from the date of this Agreement to the Effective Time: (i) FPC will confer and coordinate on a regular and frequent basis with one or more representatives of CP&L and Holdco to discuss the general status of FPC's ongoing operations, including labor relations, union negotiations and material contractual and regulatory matters; and (ii) each of CP&L and FPC will (x) promptly notify the other of any significant changes in its business, operations, properties, assets, condition (financial or other), prospects or results of operations, (y) advise the other of any change or event that has had or, may reasonably be expected to have a Material Adverse Effect and (z) promptly provide the other with copies of all filings made by it or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     Section 5.2.   Conduct of the Business of CP&L.
                    -------------------------------

          Prior to the Effective Time, except as set forth in the CP&L Disclosure Schedule, CP&L and Holdco shall not, and shall not permit any of their Subsidiaries to, (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, (b) dispose or agree to dispose of a substantial portion of their assets, or (c) take any other action, including without limitation, entering into a new line of business, encumbering shares of their capital stock or making any changes in their accounting methods (except as required by changes in Law, rules, regulations or GAAP), unless the Board of Directors of CP&L or Holdco, as the case may be, concludes in good faith that any such action set forth in subsections (a), (b) or (c) of this Section 5.2 may not reasonably
                                                 -----------
be expected to impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any material authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Exchange. Except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither CP&L nor Holdco will, without the prior written consent of FPC, engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to its respective capital stock, including, without limitation, the making of any extraordinary dividends or other extraordinary distributions.

     Section 5.3.   No Solicitation.
                    ---------------

          Prior to the Effective Time, FPC agrees (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use all commercially reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or any of the foregoing) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.3; and (c) that it will notify CP&L
                               -----------
promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing
                                              --------  -------
contained in this Section 5.3 shall prohibit the Board of Directors of FPC from
                  -----------
(i) prior to the FPC Special Meeting, furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to the shareholders of FPC that constitutes an
---- ----
Alternative Proposal, if, and only to the extent that (a) the Board of Directors of FPC determines in good faith upon the advice of outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by Law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, FPC provides written notice to CP&L of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (c) FPC enters into a confidentiality agreement with such person or entity on terms in the aggregate not more favorable to such person or entity than the terms of the Confidentiality Agreement, (d) FPC keeps CP&L informed on a timely basis of the status of any such discussions or negotiations and all material terms and conditions thereof and promptly provides CP&L with copies of any written inquiries or proposals relating thereto, and (e) in the event that the Board of Directors of FPC determines to accept any such Alternative Proposal (in accordance with subclause (i)(a) above), FPC provides CP&L with at least five (5) days' prior written notice thereof, during which time CP&L may make, and in such event, FPC shall in good faith consider, a counterproposal to such Alternative Proposal; and

(ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.3
                                                                     -----------
shall (x) permit FPC to terminate this Agreement (except as specifically provided in Article VII hereof), (y) permit FPC to enter into any agreement with
            -----------
respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, FPC shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal other than the confidentiality agreement referred to in subclause (i)(c) above), or (z) affect any other obligation of FPC under this Agreement. "Alternative Proposal" means any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving FPC or any of FPC's Significant Subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of FPC or any of FPC's Significant Subsidiaries.

     Section 5.4.   The Registration Statement; Listing.
                    -----------------------------------

          (a) FPC and Holdco shall, as soon as practicable following the execution of this Agreement, prepare, and FPC shall file with the SEC, a draft of the Proxy Statement/Prospectus (in a form mutually agreeable to FPC and Holdco). FPC and Holdco shall cooperate to respond promptly to any comments made by the SEC with respect thereto.

          (b) Upon resolution of any SEC comments with respect to the draft Proxy Statement/Prospectus, or at such other time as may be mutually determined by the parties hereto, Holdco shall file the Registration Statement (including the then-current draft of the Proxy Statement/Prospectus) with the SEC, and shall:

              (i) after consultation with FPC, respond promptly to any comments made by the SEC with respect thereto; provided, however, that Holdco
                                               --------  -------
will not file any amendment or supplement to the Registration Statement without first furnishing to FPC a copy thereof for its review and will not file any such proposed amendment or supplement to which FPC reasonably and promptly objects;

              (ii) use all commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and FPC shall cause the Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after effectiveness of the Registration Statement;

              (iii) cause the registration or qualification of the Holdco Common Stock to be issued in exchange for shares of FPC Common Stock in accordance with the Exchange under the state securities or "blue sky" laws of each state of residence of a record holder of FPC Common Stock as reflected in its stock transfer ledger;

              (iv) promptly advise FPC (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Holdco of any notification with respect to the suspension of the registration or qualification of Holdco Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose;

              (v) use all commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; and

              (vi) use all commercially reasonable efforts to cause the shares of Holdco Common Stock to be issued upon the exchange of shares of FPC Common Stock in accordance with the Exchange to be approved for listing on the NYSE.

          If, at any time when the Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, FPC and Holdco will cooperate to prepare and file with the SEC, subject to clause (a) of this Section 5.4, an amendment or
                                                 -----------
supplement that will correct such statement or omission or effect such compliance.

     Section 5.5.   Special Meetings.
                    ----------------

          (a) FPC shall (i) call the FPC Special Meeting to be held for the purpose of voting upon the adoption of this Agreement, (ii) through its Board of Directors, recommend to the holders of FPC Common Stock the adoption of this Agreement and not rescind such recommendation (provided that nothing contained
                                               --------
in this Section 5.5 shall require the FPC Board of Directors to make or not
        -----------
rescind such recommendation if such Board determines in good faith, based upon the advice of counsel and such other matters as such Board in good faith deems relevant, that the continuation of such recommendation, would result in a breach of its fiduciary duties), (iii) use all commercially reasonable efforts to have the holders of FPC Common Stock adopt this Agreement and (iv) use all commercially reasonable efforts to hold such meeting as soon as practicable after the date upon which the Registration Statement becomes effective. The FPC Special Meeting shall be held on such date, as soon as practicable after the date upon which the Registration Statement becomes effective, as the parties shall mutually determine.

          (b) Holdco shall (i) call the Holdco Special Meeting for the purpose of voting upon the issuance of Holdco Common Stock to the holders of FPC Common Stock pursuant to the Exchange, and (ii) through its Board of Directors recommend to the holders of Holdco Common Stock the issuance of such shares; provided that nothing contained in this Section 5.5 shall require the Holdco
--------                                -----------
Board of Directors to make or not rescind such recommendation if such Board determines in good faith, based upon the advice of counsel and such other matters as such Board in good faith deems relevant, that the continuation of such recommendation would result in a breach of its fiduciary duties.

     Section 5.6.   Access to Information; Confidentiality Agreement.
                    ------------------------------------------------

          (a) To the extent permitted by Law and upon reasonable notice, between the date of this Agreement and the Effective Time, each party shall afford to the authorized representatives of the other party reasonable access during normal business hours to all facilities and to all books and records, and will cause their respective officers and employees and officers and employees of their respective Subsidiaries to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 5.8 hereof, all such
                                                  -----------
information shall be kept confidential in accordance with the Confidentiality Agreement.

          (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the shareholders of FPC pursuant to the Proxy Statement/Prospectus and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section
                                                                      -------
7.1 hereof.
---

     Section 5.7.   Approvals.
                    ---------

          (a) FPC, CP&L and Holdco shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by them under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. FPC, CP&L and Holdco will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b) FPC, CP&L and Holdco shall cooperate and use all commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Authority required to be obtained or made by FPC, CP&L or Holdco in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement. CP&L shall have the right to review and approve in advance all characterizations of the information relating to CP&L on the one hand and FPC shall have the right to review and approve in advance all characterizations of the information relating to FPC, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement, such approvals not to be unreasonably withheld. CP&L and FPC shall each consult with the other with respect to the obtaining of all such necessary approvals of Governmental Authorities and shall keep each other informed of the status thereof.

          (c) FPC, CP&L and Holdco each will use all commercially reasonable efforts to obtain consents of all other third parties necessary to the consummation of the transactions contemplated by this Agreement. FPC shall promptly notify CP&L and Holdco of any failure or anticipated failure to obtain any such consents and, if requested by CP&L and Holdco, shall provide copies of all such consents obtained by FPC to CP&L and Holdco.

     Section 5.8.   Public Announcements.
                    --------------------

          The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. FPC, CP&L and Holdco will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Exchange or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use all commercially reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

     Section 5.9.   Letter of FPC's Accountants.
                    ---------------------------

          FPC shall use all commercially reasonable efforts to obtain two (2) letters of KPMG, LLP dated as of a date within two (2) business days before the date on which the Registration Statement shall become effective and as of a date within two (2) business days before the Closing Date, and addressed to FPC, CP&L and Holdco, in form and substance reasonably satisfactory to CP&L and Holdco and FPC and customary in scope and substance to the "cold comfort" letters customarily delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement/Prospectus and transactions such as those contemplated by the Agreement.

     Section 5.10.  Letter of CP&L's Accountants.
                    ----------------------------

          CP&L and Holdco shall use all commercially reasonable efforts to obtain two (2) letters of Deloitte & Touche, LLP, dated as of a date within two
(2)
business days before the date on which the Registration Statement shall become effective and as of a date within two (2) business days before the Closing Date, and addressed to CP&L, Holdco and FPC, in form and substance reasonably satisfactory to FPC, CP&L and Holdco and customary in scope and substance to the "cold comfort" letters customarily delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement/Prospectus and transactions such as those contemplated by the Agreement.

     Section 5.11.  Indemnification; Insurance.
                    --------------------------

          (a) Except as may be limited by applicable Law, from and after the Effective Time, CP&L and Holdco shall cause FPC to maintain all rights of indemnification existing in favor of the directors and officers of FPC on terms no less favorable than those provided in the Certificate of Incorporation and bylaws of FPC on the date of this Agreement with respect to matters occurring prior to the Effective Time.

          (b) CP&L and Holdco shall cause to be maintained in effect for six (6) years from the Effective Time the current policies for directors' and officers' liability insurance maintained by FPC (provided that CP&L and Holdco may
                                       --------
substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous) with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to CP&L or Holdco in the market; provided that if such insurance cannot be so maintained
                         --------
or obtained, CP&L shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to twice the current premium rate of CP&L's directors' and officers' liability insurance.

          (c) In the event Holdco or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Holdco shall assume the obligations set forth in this Section 5.11.
                  ------------

          (d) The provisions of this Section 5.11 are intended to be for the
                                     ------------
benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

     Section 5.12.  Affiliate Agreements.
                    --------------------

          FPC will use all commercially reasonable efforts to ensure that each person who is an "affiliate" of FPC within the meaning of Rule 145 under the Securities Act will enter into an agreement in the form attached hereto as Exhibit B as soon as practical after the date hereof.
---------

     Section 5.13.  Formation of Holdco.
                    -------------------

          CP&L and Holdco shall take all commercially reasonably efforts to cause the CP&L Exchange to be completed as soon as reasonably practicable following execution of this Agreement. Without limiting the foregoing, CP&L and Holdco shall:

                    (i) cause the CP&L Exchange Registration Statement to be declared effective by the SEC as promptly as practicable;

                    (ii) cause the registration or qualification of the Holdco Common Stock to be issued in exchange for shares of CP&L Common Stock in accordance with the CP&L Exchange under the state securities or "blue sky" laws of each state of residence of a record holder of CP&L Common Stock as reflected in its stock transfer ledger;

                    (iii) promptly advise FPC (A) when the CP&L Exchange Registration Statement becomes effective, (B) when any amendment to the CP&L Exchange Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the CP&L Exchange Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Holdco of any notification with respect to the suspension of the registration or qualification of Holdco Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose;

                    (iv) use all commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, obtain as soon as possible the withdrawal thereof;

                    (v) use all commercially reasonable efforts to cause the shares of Holdco Common Stock to be issued upon the exchange of shares of CP&L Common Stock in accordance with the CP&L Exchange to be approved for listing on the NYSE;

                    (vi) call the CP&L Exchange Special Meeting for the purpose of voting upon the CP&L Exchange Agreement, and through its Board of Directors recommend to the holders of the CP&L Common Stock its approval;

                    (vii) promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonably efforts to obtain any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Authority required to be obtained or made by CP&L or Holdco in connection with the CP&L Exchange; and

                    (viii) obtain consents of all third parties necessary to the consummation of the transactions contemplated by the CP&L Exchange Agreement.

     Section 5.14.  Directors.
                    ---------

          Holdco's Board of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of Holdco at the Effective Time to be fourteen (14), ten (10) of whom shall be designated by CP&L prior to the Effective Time from its existing Board of Directors (each, a "CP&L Designee") and four (4) of whom shall be designated by FPC, and acceptable to CP&L, prior to the Effective Time from its then existing Board of Directors (each, a "FPC Designee"). The initial designation of such directors among the three (3) classes of the Directors of Holdco shall be accomplished in such a manner so that, to the extent possible, there are a proportionate number of FPC Designees and CP&L Designees in each class.

     Section 5.15.  Regional Headquarters.
                    ---------------------

          Following the Effective Time and to the extent consistent with prudent fiscal planning, Holdco shall maintain a regional headquarters for the operations of FPC Utility Subsidiary in St. Petersburg, Florida.

     Section 5.16.  Dividends.
                    ---------

          Prior to the Closing Date, each of the parties agrees to coordinate the timing of dividend declaration, record and payment dates and the Closing Date so as not to adversely affect either party's shareholders because of such timing.

     Section 5.17.  Employee Benefit Matters.
                    ------------------------

          At the Effective Time, Holdco shall cause FPC to perform its obligations under the then outstanding awards under the FPC Long-Term Incentive Plan (the "FPC LTIP") and, subject to the consent of the individual plan participant, pay such obligations in the cash amount of $54.00 for each nominal share of FPC Common Stock subject to such awards. After the Effective Time, Holdco shall cause the FPC Companies to honor their obligations under all employment, severance, consulting, retention and change in control agreements or arrangements and all FPC Benefit Plans as in effect on the date hereof, as set forth on the FPC Disclosure Schedule or that are entered into prior to the Closing Date in accordance with the provisions of Section 5.1(a) hereof;
                                                  --------------
provided, however, that this Section 5.17 is not intended to prevent Holdco or
--------  -------            ------------
the FPC Companies from exercising their rights with respect to such agreements and arrangements and all FPC Benefit Plans in accordance with their terms, including but not limited to, the right to alter, terminate or otherwise amend such agreements and arrangements and FPC Benefit Plans.

     Section 5.18.  Certain Stock Plans.
                    -------------------

          FPC agrees, as of the earliest practicable date, to cause shares of FPC Common Stock issued pursuant to the FPC Plus Stock Plan and the FPC Savings Incentive Plan identified in the FPC Disclosure Schedule to be shares acquired in the open market and not newly issued shares.


                                  ARTICLE VI
             CONDITIONS PRECEDENT TO CONSUMMATION OF THE EXCHANGE

     Section 6.1.   Conditions Precedent to Each Party's Obligation to Effect
                    ---------------------------------------------------------
the Exchange.
------------

          The respective obligation of each party to consummate the Exchange is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

          (a) this Agreement shall have been approved and adopted by the affirmative vote of the shareholders of FPC by the requisite vote in accordance with the FBCA and the rules of the NYSE;

          (b) the CP&L Exchange shall have been consummated and the issuance of Holdco Common Stock in the Exchange shall have been approved by the affirmative vote of the shareholders of Holdco by the requisite vote in accordance with the rules of the NYSE;

          (c) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority and remain in effect which prohibits the consummation of the Exchange; provided,
                                                                   --------
however, that the parties hereto shall use all commercially reasonable efforts
-------
to have any such order, decree or injunction vacated or reversed;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

          (e) any waiting period applicable to the Exchange under the HSR Act shall have terminated or expired;

          (f) all consents, authorizations, orders, permits and approvals for (or registrations, declarations or filings with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained or made, except for filings in connection with the Exchange and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration may not reasonably be expected to have a Material Adverse Effect on CP&L or FPC following the Effective Time; and

          (g) the shares of Holdco Common Stock required to be issued hereunder shall have been approved for listing on the NYSE subject to official notice of issuance.

     Section 6.2.   Conditions Precedent to Obligations of FPC.
                    ------------------------------------------

          The obligations of FPC to consummate the Exchange are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a) there shall have occurred no Material Adverse Effect with respect to CP&L and there shall exist no fact or circumstance that may have, or may be reasonably be expected to result in a Material Adverse Effect with respect to CP&L;

          (b) the representations and warranties of CP&L and Holdco contained in
Article III shall be true and correct when made and at and as of the Effective
-----------
Time with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, may not reasonably be expected to have a Material Adverse Effect with respect to CP&L;

          (c) CP&L and Holdco shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (d) FPC shall have received a certificate of the President or Executive Vice President of Holdco, in form satisfactory to counsel for FPC, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 6.2; and
        -----------

          (e) the Final Stock Price shall not be less than $30.00 (as adjusted to reflect any transaction that would require an adjustment of the Exchange Consideration pursuant to Section 4.3(e) of the FPC Plan of Exchange).

     Section 6.3.   Conditions Precedent to Obligations of CP&L and Holdco.
                    ------------------------------------------------------

          The obligations of CP&L and Holdco to consummate the Exchange are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a) there shall have occurred no Material Adverse Effect with respect to FPC and there shall exist no fact or circumstance that may or may reasonably be expected to result in a Material Adverse Effect with respect to FPC;

          (b) the representations and warranties of FPC contained in Article IV
                                                                     ----------
shall be true and correct when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, may not reasonably be expected to have a Material Adverse Effect with respect to FPC;

          (c) FPC shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (d) Holdco shall have received a certificate of the President or Senior Vice President of FPC, in form satisfactory to counsel for Holdco, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 6.3; and
        -----------

          (e) the consents, authorizations, orders, permits, and approvals described in Section 6.1(f) shall contain no terms or conditions that may
             --------------
reasonably be expected to have a Material Adverse Effect on CP&L or FPC.


                                  ARTICLE VII
                        TERMINATION; AMENDMENT; WAIVER

     Section 7.1.   Termination.
                    -----------

          This Agreement may be terminated by FPC or CP&L and Holdco if the requisite shareholder approvals specified in Section 6.1(a) or (b) are not
                                             ---------------------
obtained at the meetings called therefor or at any adjournment thereof. This Agreement may also be terminated and the Exchange contemplated hereby may be abandoned at any time prior to the Effective Time whether or not approval thereof by the shareholders of FPC and Holdco has been obtained:

          (a) by mutual written consent of FPC, CP&L and Holdco;

          (b) by FPC or CP&L and Holdco, if the Effective Time shall not have occurred on or before December 31, 2000 (the "Initial Termination Date"); provided that if, on the Initial Termination Date the conditions set forth in
--------
Section 6.1(f) have not been satisfied but all other conditions in Article VI
--------------                                                     ----------
either have been satisfied or waived or are capable of satisfaction, then such date shall be June 30, 2001; provided further that the right to terminate this
                             -------- -------
Agreement under this Section 7.1(b) shall not be available to any party whose
                     --------------
failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date;

          (c) by FPC if (i) there has been a breach by CP&L or Holdco of any representation or warranty set forth in this Agreement, which breach, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on CP&L, and such breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach; or (ii) there has been a breach by CP&L or Holdco of any covenant or agreement set forth in this Agreement, which breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach;

          (d) by CP&L and Holdco if (i) there has been a breach by FPC of any representation or warranty set forth in this Agreement, which breach, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on FPC, and such breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach; (ii) there has been a breach by FPC of any covenant or agreement set forth in this Agreement, which breach has not been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach; or (iii) the Board of Directors of FPC should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

          (e) by FPC if, prior to the FPC Special Meeting, a corporation, partnership, person or other entity or group shall have made a bona fide
                                                               ---- ----
proposal with respect to the acquisition of all of FPC's outstanding capital stock, or all or substantially all of FPC's assets, that the Board of Directors of FPC believes, in good faith after consultation with its financial advisors, to be superior, from a financial point of view, to the shareholders of FPC than the proposal set forth in this Agreement, and to be more favorable generally to the shareholders of FPC (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal) and the Board of Directors of FPC has determined in good faith upon the advice of outside counsel that it is required to recommend such proposal to FPC's shareholders to comply with its fiduciary duty to its shareholders imposed by Law (a "Superior Proposal"); provided that CP&L or
                                                     --------
Holdco does not make, within five (5) business days of receiving notice of such third party proposal, an offer that the Board of Directors of FPC believes, in good faith after consultation with its financial advisors, is at least as favorable to FPC's shareholders as such Superior Proposal (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, and the conditions, prospects and time required for completion of such proposal); or

          (f) by FPC or CP&L or Holdco, if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 7.2.   Effect of Termination.
                    ---------------------

          If this Agreement is so terminated and the Exchange is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section 5.6(b), this Section 7.2,
                                           --------------       -----------
Section 7.3 and Section 8.10.
-----------     ------------

     Section 7.3.   Termination Fee.
                    ---------------

          (a) If this Agreement is terminated (i) by CP&L and Holdco pursuant to
Section 7.1(b) hereof, and there shall have been an Alternative Proposal that at
--------------
such time shall not have been (y) rejected by FPC and its Board of Directors and
(z) withdrawn by the party making such Alternative Proposal; (ii) by FPC or CP&L and Holdco pursuant to the first sentence of Section 7.1 hereof because the FPC
                                             -----------
shareholder approval specified in Section 6.1(a) is not obtained at the meeting
                                  --------------
called therefor or at any adjournment thereof; provided that at the time of the
                                               --------
FPC Special Meeting there shall have been an Alternative Proposal that at such time shall not have been (y) rejected by FPC and its Board of Directors and (z) withdrawn by the party making such Alternative Proposal; (iii) by CP&L and Holdco pursuant to Section 7.1(d)(ii) and the breach by FPC giving rise to such
                   ------------------
right of termination was a breach of Section 5.3 hereof (except for a breach
                                     -----------
that was both inadvertent and was cured as promptly as commercially practicable after FPC became aware of such breach); (iv) by CP&L and Holdco pursuant to clause (iii) of Section 7.1(d); or (v) by FPC pursuant to Section
                            --------------                            -------
7.1(e) hereof, then FPC shall promptly (and in any event within two (2) days of
------
receipt by FPC of written notice from Holdco) pay to Holdco (by wire transfer of immediately available funds to an account designated by Holdco) a termination fee of $150,000,000.00, together with an amount equal to all documented out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Exchange or the other transactions contemplated by this Agreement) not to exceed $25,000,000.00 in the aggregate ("Out-of-Pocket Expenses") incurred by CP&L and Holdco or on their behalf.

          (b) If this Agreement is terminated (i) by FPC pursuant to Section
                                                                     -------
7.1(c), or (ii) by CP&L and Holdco pursuant to either clause (i) or (ii) of
------
Section 7.1(d) and the breach by FPC giving rise to such right of termination
--------------
was not a breach described in Section 7.3(a)(iii) hereof, then, (y) in the event
                              -------------------
of a termination pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii), FPC shall
                             -----------------    ------------------
promptly (but not later than five (5) business days after notice of termination) pay to CP&L or Holdco their Out-of-Pocket Expenses or (x) in the event of a termination pursuant to Section 7.1(c), then CP&L and Holdco shall promptly (but
                        --------------
not later than five (5) business days after notice of termination) pay to FPC its Out-of-Pocket Expenses; provided that in either case, if this Agreement is
                            --------
terminated as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts pursuant thereto.

          (c) The parties agree that the agreements contained in this Section
                                                                      -------
7.3 are an integral part of the transactions contemplated by this Agreement and
---
constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, such defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

          (d) This Section 7.3 shall be the sole remedy of the parties hereto in
                   -----------
the event of any termination of this Agreement.

     Section 7.4.   Amendment.
                    ---------

          This Agreement may be amended by action taken by both CP&L and FPC at any time before or after approval of the transactions contemplated herein by the shareholders of FPC but, after any such approval, no amendment shall be made that would have any of the effects specified in FBCA Section 607.1103(8) without the approval of the holders of a majority of the outstanding shares of FPC Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

     Section 7.5.   Extension; Waiver.
                    -----------------

          At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by any other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by any other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1.   Survival of Representations, Warranties and Covenants.
                    -----------------------------------------------------

          The representations, warranties and covenants made herein shall not survive beyond the Effective Time, except for the covenants contained in Article
                                                                         -------
II and in Sections 5.11, 5.14, and 5.17.
--        -------------  ----      ----

     Section 8.2.   Disclosure Schedules.
                    --------------------

          From time to time prior to the Closing Date, the parties shall promptly supplement or amend their respective Disclosure Schedules with respect to any matter, condition or occurrence arising after the date hereof through the Closing Date which, if existing or occurring on the date of this Agreement, would have been required to be listed or described in such Disclosure Schedules. No supplement or amendment of such Disclosure Schedules, and no disclosure contained in FPC SEC Reports or CP&L SEC Reports filed after the date hereof shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI hereof.
                            ----------

     Section 8.3.   Entire Agreement; Assignment.
                    ----------------------------

          This Agreement, the FPC Plan of Exchange, the letter agreement between CP&L and FPC dated August 19, 1999, and the Confidentiality Agreement (a) constitute the entire agreement between the parties with respect to the subject matter hereof and this Agreement supersedes, except as set forth in Section
                                                                    -------
5.6(b) hereof, all other prior agreements and understandings, both written and
------
oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

     Section 8.4.   Notices.
                    -------

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to CP&L or Holdco:

          Carolina Power & Light Company
          Center Plaza Building - CPB1249
          411 Fayetteville Street
          Raleigh, North Carolina 27602
          Attn:  William D. Johnson, Esq.
          Telecopy:  (919) 546-3210
          Telephone: (919) 546-6463

          with copies to:

          Hunton & Williams
          200 Park Avenue
          New York, New York 10166
          Attn:  James A. Jones, III, Esq.
                 Jerry E. Whitson, Esq.

          Telecopy:  (212) 309-1100
          Telephone: (212) 309-1000

          and

          Hunton & Williams
          One Hannover Square, Suite 1400
          Raleigh, North Carolina 27602
          Attn:  Timothy S. Goettel, Esq.
          Telecopy:  (919) 833-6352
          Telephone: (919) 899-3000

          if to FPC:

          Florida Progress Corporation
          NationsBank Tower, Suite 2600
          One Progress Plaza
          St. Petersburg, Florida 33701
          Attn: Kenneth E. Armstrong, Esq.
          Telecopy: (727) 820-5845
          Telephone: (727) 820-5153

          with copies to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P
          125 West 55/th/ Street
          New York, New York  10019
          Attn:  Steven H. Davis, Esq.
                 Benjamin G. Clark, Esq.
          Telecopy:   (212) 424-8500
          Telephone:  (212) 424-8000

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 8.5.   Governing Law.
                    -------------

          This Agreement shall be governed by and construed in accordance with the Laws of the State of New York regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of the court of the United States of America for the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan, City of New York and State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any other transaction contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York. Each of the parties hereby irrevocably consents, to the fullest extent permitted by Law, to the service of process in any suit, action or proceeding in said courts by the giving of notice thereof to such party in accordance with Section 8.4 at
                                                                 -----------
its address specified therein. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING ARISING AS A RESULT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     Section 8.6.   Descriptive Headings.
                    --------------------

          The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.7.   Parties in Interest.
                    -------------------

          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of indemnified parties as set forth in Section 5.11 hereof, nothing in this Agreement, express or implied, is
   ------------
intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.8.   Counterparts.
                    ------------

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.9.   Specific Performance.
                    --------------------

          The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 8.10.  Fees and Expenses.
                    -----------------

          Subject to Section 7.3(a) and (b) hereof, all costs and expenses
                     ----------------------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Exchange is consummated, except that those expenses incurred in connection with the printing of the Proxy Statement/Prospectus, as well as the filing fees for the Proxy Statement/Prospectus and the Registration Statement and the HSR Act filing fee shall be shared equally by FPC, on the one hand, and CP&L or Holdco, on the other hand.

     Section 8.11.  Severability.
                    ------------

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                 CAROLINA POWER & LIGHT COMPANY



                                 By: /s/ William Cavanaugh III
                                     ---------------------------------
                                     Name:  William Cavanaugh III
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer



                                 FLORIDA PROGRESS CORPORATION



                                 By: /s/ Richard Korpan
                                     ---------------------------------
                                     Name:  Richard Korpan
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer



                                 CP&L HOLDINGS, INC.



                                 By: /s/ William Cavanaugh III
                                     ---------------------------------
                                     Name:  William Cavanaugh III
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer

                                                                       EXHIBIT A

                           PLAN OF SHARE EXCHANGE OF

                    SHARES OF FLORIDA PROGRESS CORPORATION

                       FOR SHARES OF CP&L HOLDINGS, INC.


          This Plan of Share Exchange (the "Plan of Exchange") is by and between Florida Progress Corporation, a Florida corporation ("FPC"), and CP&L Holdings, Inc., a North Carolina corporation ("Holdco").

                                    RECITALS

     1. FPC, Holdco and Carolina Power & Light Company are parties to an Agreement and Plan of Exchange dated as of August 22, 1999 (the "Agreement of Exchange").

     2. The respective Boards of Directors of FPC and Holdco have by resolution duly approved the Agreement of Exchange and this Plan of Exchange, and the Board of Directors of FPC has recommended and directed that the Agreement of Exchange, including this Plan of Exchange, be submitted to its shareholders for adoption.

                                   ARTICLE I

                         PARTIES TO THE SHARE EXCHANGE

     1.1. Parties.
          -------

          The name of the corporation the shares of which shall be acquired is Florida Progress Corporation (the "Acquired Corporation"), and CP&L Holdings, Inc. is the acquiring corporation (the "Acquiring Corporation" and collectively with the Acquired Corporation, the "Constituent Corporations").

                                  ARTICLE II

                                EFFECTIVE TIME

     2.1. Effective Time.
          --------------

          The share exchange (the "Exchange") shall become effective upon the effective time specified in the Articles of Share Exchange filed with respect to this Plan of Exchange with the Department of State of the State of Florida and the Secretary of State of the State of North Carolina (the "Effective Time"), by virtue of this Plan of Exchange and without any action on the part of the shareholders thereof.

                                  ARTICLE III

                         EFFECT OF THE SHARE EXCHANGE

     3.1. Effect of the Share Exchange.
          ----------------------------

          The Exchange shall have the effects set forth herein and in Sections
607.1106 and 607.1107 of the Florida Business Corporation Act (the "FBCA") and
Section 55-11-06 of the North Carolina Business Corporation Act ("NCBCA"). Pursuant to the Exchange, Holdco shall become the owner and holder of all of the outstanding shares of the common stock, no par value, of FPC ("FPC Common Stock").

                                  ARTICLE IV

       MANNER AND BASIS OF CONVERTING SHARES OF FPC; EXCHANGE PROCEDURES

     4.1. Certain Definitions.
          -------------------

          (a) "Certificate" has the meaning given in Section 4.3(a) hereof.
                                                     --------------

          (b) "Closing Date" has the meaning given in Section 1.13 of the
                                                      ------------
Agreement of Exchange.

          (c) "Election Deadline" has the meaning given in Section 4.3(b)(i)
                                                           -----------------
hereof.

          (d) "Exchange Agent" means the entity designated by Holdco and reasonably acceptable to FPC to perform the duties of exchange agent in connection with the Exchange.

          (e) "Exchange Consideration" has the meaning given in Section
                                                                -------
4.2(a)(i) hereof.
---------

          (f) "Final Stock Price" means the average of the closing sale price per share of Holdco Common Stock as reported on the NYSE Composite Tape on each of the twenty (20) consecutive trading days ending with the fifth trading day immediately preceding the Closing Date.

          (g) "Form of Election" has the meaning given in Section 4.3(b)(i)
                                                          -----------------
hereof.

          (h) "FPC Cash Consideration" shall have the meaning as set forth in

Section 4.2(a)(i)(A) hereof.
--------------------

          (i) "FPC Cash Election" has the meaning given in Section 4.2(d)
                                                           --------------
hereof.

          (j) "FPC Cash Election Shares" has the meaning given in Section 4.2(e)
                                                                  --------------
hereof.

          (k) "FPC Cash Number" has the meaning given in Section 4.2(c) hereof.
                                                         --------------

          (l) "FPC Cash Shares" has the meaning given in Section 4.2(f) hereof.
                                                         --------------

          (m) "FPC Non-Election" has the meaning given in Section 4.2(d) hereof.
                                                          --------------

          (n) "FPC Non-Election Shares" has the meaning given in Section 4.2(d)
                                                                 --------------
hereof.

          (o) "FPC Share" means one share of FPC Common Stock, including each associated right issued pursuant to the Rights Agreement dated as of November 21, 1991 between FPC and Manufacturers Hanover Trust Company, as amended by an Amendment dated February 20, 1997 between FPC and The First National Bank of Boston.

          (p) "FPC Stock Consideration" shall have the meaning as set forth in

Section 4.2(a)(i)(B) hereof.
--------------------

          (q) "FPC Stock Election" has the meaning given in Section 4.2(d)
                                                            --------------
hereof.

          (r) "FPC Stock Election Shares" has the meaning given in Section
                                                                   -------
4.2(e) hereof.
------

          (s) "FPC Stock Number" has the meaning given in Section 4.2(c) hereof.
                                                          --------------

          (t) "Holdco Common Stock" means the Common Stock, no par value per share, of Holdco.

     4.2. The Exchange.
          ------------

          (a)  Exchange of FPC Shares.  At the Effective Time, by virtue of the
          ---  ----------------------
Exchange and without any action on the part of FPC, Holdco, or the holders of Holdco Common Stock or FPC Common Stock:

               (i) Each FPC Share issued and outstanding immediately prior to the Effective Time (other than FPC Shares canceled pursuant to Section
                                                               -------
4.2(a)(ii) hereof) shall by reason of the Exchange be exchanged for the right to
---------
receive:

                   (A) $54.00 in cash (the "FPC Cash Consideration"), or

                   (B) that number of shares of Holdco Common Stock (the "FPC Stock Consideration") determined by dividing $54.00 by the Final Stock Price, provided, however, that:
                                      --------  -------

                         (1) if the Final Stock Price is less than $37.13, then the number of shares of Holdco Common Stock to be delivered pursuant to this clause (B) shall be equal to 1.4543; and

                         (2) if the Final Stock Price is more than $45.39, then the number of shares of Holdco Common Stock to be delivered pursuant to this clause (B) shall be equal to 1.1897, or

                   (C) a combination of cash and Holdco Common Stock determined in accordance with this Section 4.2,
                                                      -----------

(the FPC Cash Consideration, the FPC Stock Consideration, or a combination of cash and Holdco Common Stock, as the case may be, the "Exchange Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, and subject to allocation, in accordance with this Section 4.2.
                                                            -----------

               (ii) Each FPC Share owned by FPC or held in the treasury of FPC immediately prior to the Effective Time shall be automatically canceled and retired and cease to exist, and no cash or securities or other property shall be paid or payable in respect thereof.

          (b) Fractional Shares.  No certificates or scrip representing
              -----------------
fractional shares of Holdco Common Stock shall be issued upon the delivery of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Holdco. All holders of FPC Shares who would otherwise be entitled to receive a fractional share of Holdco Common Stock shall receive, in lieu thereof upon delivery or exchange of its FPC Shares, an amount of cash equal to the amount determined by multiplying the fraction of a share of Holdco Common Stock to which such shareholder would otherwise be entitled by the Final Stock Price. Immediately prior to the Effective Time, Holdco shall deliver to the Exchange Agent cash in such amount as shall be necessary to pay to the holders of FPC Shares cash in lieu of such fractional shares.

          (c) General Allocation.  Notwithstanding anything in this Plan of
              ------------------
Exchange to the contrary, the aggregate number of FPC Shares that may be exchanged for the right to receive the FPC Cash Consideration in the Exchange (the "FPC Cash Number") shall be equal to 65% of the total number of FPC Shares issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any FPC Shares canceled pursuant to Section 4.2(a)(ii)), rounded to
                                                 ------------------
the nearest full share. The number of FPC Shares to be exchanged for the right to receive FPC Stock Consideration (and cash in lieu of fractional shares) in the Exchange (the "FPC Stock Number") shall be equal to (x) the number of FPC Shares issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any FPC Shares canceled pursuant to Section 4.2(a)(ii)) less
                                                     ------------------
(y) the FPC Cash Number.

          (d) Election.  Subject to allocation in accordance with the provisions
              --------
of this Section 4.2, each record holder of FPC Shares (other than shares to be
        -----------
canceled in accordance with Section 4.2(a)(ii)), issued and outstanding
                            ------------------
immediately prior to the Election Deadline will be entitled, in accordance with

Section 4.3(b), (i) to elect to receive in respect of each such FPC Share (A)
--------------
the FPC Cash Consideration (a "FPC Cash Election") or (B) the FPC Stock Consideration (a "FPC Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of FPC Cash Consideration or FPC Stock Consideration for all such FPC Shares held by such holder (a "FPC Non-Election"). FPC Shares in respect of which a FPC Non-Election is made or as to which no election is made (collectively, "FPC Non-Election

Shares") shall be deemed to be FPC Shares in respect of which FPC Cash Elections or FPC Stock Elections have been made on a proportionate basis so that the total number of FPC Shares exchanged for the right to receive shares of Holdco Common Stock and cash, respectively, approximate the FPC Stock Number and the FPC Cash Number, respectively, as closely possible.

          (e)  Allocation of FPC Cash Election Shares.  In the event that the
               --------------------------------------
aggregate number of FPC Shares in respect of which FPC Cash Elections have been made (the "FPC Cash Election Shares") exceeds the FPC Cash Number, all FPC Shares in respect of which FPC Stock Elections have been made (the "FPC Stock Election Shares") and all FPC Non-Election Shares will be exchanged for the right to receive FPC Stock Consideration (and cash in lieu of fractional shares in accordance with Section 4.2(b)), and all FPC Cash Election Shares will be
                   --------------
exchanged for the right to receive FPC Cash Consideration or FPC Stock Consideration in the following manner:

               (i) the number of FPC Cash Election Shares covered by each Form of Election to be exchanged for FPC Cash Consideration will be determined by multiplying the number of FPC Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the FPC Cash Number and
(B) the denominator of which is the aggregate number of FPC Cash Election Shares, rounded down to the nearest whole number; and

               (ii) all FPC Cash Election Shares not exchanged for FPC Cash Consideration in accordance with Section 4.2(e)(i) will be exchanged for the
                                 -----------------
right to receive FPC Stock Consideration (and cash in lieu of fractional shares in accordance with Section 4.2(b)).
                   --------------

          (f)  Allocation of FPC Stock Election Shares.  In the event that the
               ---------------------------------------
aggregate number of FPC Stock Election Shares exceeds the FPC Stock Number, all FPC Cash Election Shares and all FPC Non-Election Shares (together, the "FPC Cash Shares") will exchanged for the right to receive FPC Cash Consideration, and all FPC Stock Election Shares will be exchanged for the right to receive FPC Cash Consideration or FPC Stock Consideration in the following manner:

               (i) the number of FPC Stock Election Shares covered by each Form of Election to be exchanged for FPC Cash Consideration will be determined by multiplying the number of FPC Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the FPC Cash Number less the number of FPC Cash Shares and (B) the denominator of which is the aggregate number of FPC Stock Election Shares, rounded down to the nearest whole number; and

               (ii) all FPC Stock Election Shares not exchanged for FPC Cash Consideration in accordance with Section 4.2(f)(i) will be exchanged for the
                                 -----------------
right to receive FPC Stock Consideration (and cash in lieu of fractional shares in accordance with Section 4.2(b)).
                   --------------

          (g)  No Allocation.  In the event that neither Section 4.2(e) nor
               -------------                             --------------
Section 4.2(f) is applicable, all FPC Cash Election Shares will be exchanged for
--------------
the right to receive FPC Cash Consideration, all FPC Stock Election Shares will be exchanged for the right to receive FPC

Stock Consideration (and cash in lieu of fractional shares in accordance with
Section 4.2(b)) and FPC Non-Election Shares will be exchanged for the right to
-------------
receive FPC Cash Consideration or FPC Stock Consideration (and cash in lieu of fractional shares in accordance with Section 4.2(b)) on a proportionate basis so
                                     -------------
that the total number of FPC Shares exchanged for the right to receive shares of Holdco Common Stock and cash, respectively, approximate the FPC Stock Number and the FPC Cash Number, respectively, as closely as possible.

          (h)  Computations.  The Exchange Agent, in consultation with Carolina
               ------------
Power & Light Company, Holdco and FPC, will make all computations to give effect to this Section 4.2.
        -----------

     4.3. Exchange of Certificates.
          ------------------------

          (a) Prior to the Effective Time, Holdco shall appoint the Exchange Agent to act as the exchange agent in connection with the Exchange. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding FPC Shares (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Exchange Consideration. Immediately prior to the Effective Time, Holdco will deliver to the Exchange Agent, in trust for the benefit of the holders of FPC Shares, shares of Holdco Common Stock (together with cash in immediately available funds in an amount sufficient to pay cash in lieu of any fractional share thereof, as provided in Section 4.2(b) hereof), and cash
                                         --------------
necessary to make the exchange contemplated by Section 4.2 hereof on a timely
                                               -----------
basis.

          (b) (i) Not more than 90 days nor fewer than 30 days prior to the anticipated Closing Date as determined by Holdco and FPC, the Exchange Agent will mail a form of election (the "Form of Election") to holders of record of FPC Shares (as of a record date as close as practicable to the date of mailing and mutually agreed to by Holdco and FPC). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of FPC during the period between such record date and the Closing Date. Any election to receive Exchange Consideration contemplated by

Section 4.2(d) will have been properly made only if the Exchange Agent shall
--------------
have received at its designated office or offices by 5:00 p.m., New York City time, on the second business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Certificate for the FPC Shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of FPC (or an appropriate guarantee of delivery), as set forth in such Form of Election.
An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by Holdco and FPC that the Exchange has been abandoned. If an election is so revoked, the Certificate(s) or guarantee of delivery, as appropriate, to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent. Holdco shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article IV, and to disregard
                                      ----------
immaterial defects in Forms of Election. The decision of Holdco (or the Exchange Agent) in such matters shall be conclusive and binding.

          (ii) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of FPC Shares as of the Effective Time who failed to return a properly completed Form of Election (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and will be in such form and have such other provisions as Holdco and FPC may specify consistent with this Plan of Exchange and the Agreement of Exchange and (B) instructions for use in effecting the surrender of Certificates in exchange for the Exchange Consideration.

          (iii)At the Effective Time, with respect to elections properly made in accordance with Section 4.3(b)(i), and upon surrender in accordance with
                   -----------------
Section 4.3(b)(ii) to the Exchange Agent of a Certificate, together with such
------------------
letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Exchange Consideration that such holder has the right to receive pursuant to the provisions of this Article IV, and such Certificate shall forthwith be canceled.
                   ----------
No holder or transferee of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Holdco with respect to the shares of Holdco Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section
                                                                      -------
4.2, until the surrender of such holder's Certificate for the Exchange
---
Consideration in accordance with this Article IV.  Subject to the effect of any
                                      ----------
unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder (or transferee) of the whole shares of Holdco Common Stock issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of Holdco Common Stock to which such holder (or transferee) is entitled pursuant to Section 4.2(b) and the amount of dividends
                                    --------------
or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holdco Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery or exchange and a payment date subsequent to delivery or exchange payable with respect to such whole shares of Holdco Common Stock. If delivery of Holdco Common Stock or cash is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Holdco Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Holdco that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4.3, each Certificate shall represent for all
                   -----------
purposes only the right to receive the Exchange Consideration as provided in

Section 4.2 hereto, without any interest thereon.
-----------

          (c) The Exchange Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Article IV shall be deemed
                                                     ----------
to have been issued and paid in full satisfaction of all rights pertaining to the FPC Shares theretofore represented by such Certificates, subject, however,
                                                             -------  -------
to any obligation of FPC to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to FPC Shares which remain unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of FPC shall be closed and no transfer of any shares of FPC Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Holdco, they shall be canceled and exchanged for the Exchange Consideration (and cash in lieu of any fractional share) as provided in Section 4.2 hereof, in accordance with the
                                 -----------
procedures set forth in this Section 4.3.
                             -----------

          (d) Any shares of Holdco Common Stock (and any accrued dividends and distributions thereon), any cash delivered to the Exchange Agent to make the exchange contemplated by Section 4.2 hereof and any cash delivered to the
                         -----------
Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of FPC six (6) months after the Effective Time shall be delivered by the Exchange Agent to Holdco. Any former shareholders of FPC who have not theretofore complied with this Section 4.3 shall thereafter look
                                            -----------
only to Holdco for satisfaction of their claim for the consideration set forth herein, without any interest thereon subject to the effect of any unclaimed property, escheat and other applicable laws. Notwithstanding the foregoing, neither FPC nor Holdco shall be liable to any holder of FPC Shares for any cash or shares of Holdco Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of FPC Common Stock or Holdco Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Consideration shall be appropriately adjusted to provide the holders of FPC Shares the same economic effect as contemplated by this Plan of Exchange prior to such event.

          (f) Each of Holdco and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Exchange to any holder of FPC Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Plan of Exchange as having been paid to the holder of FPC Common Stock in respect of which such deduction and withholding was made.

          (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such person of a bond, in such reasonable amount as Holdco may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate any Exchange Consideration (including, any cash in lieu of fractional shares) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Article IV.
                                                        ----------

                                   ARTICLE V

                                  TERMINATION

     5.1. Termination.
          -----------

          This Plan of Exchange shall be terminated and the Exchange contemplated hereby shall be abandoned (notwithstanding approval hereof by the holders of FPC Shares) if, at any time prior to the Effective Time, the Agreement of Exchange is terminated in accordance with its terms.

                                  ARTICLE VI

                                   AMENDMENT

     6.1. Amendment.
          ----------

          At any time before the Effective Time, this Plan of Exchange may be amended, provided that:

          (a) any such amendment is approved by the respective Boards of Directors of Holdco and FPC; and

          (b) no such amendment made subsequent to the approval of this Plan of Exchange by the shareholders of FPC shall be effective without the approval of the holders of a majority of the FPC Shares if such amendment (i) changes the Exchange Consideration, (ii) changes any other term or condition of this Plan of Exchange if such change would materially and adversely affect FPC or the holders of FPC Shares, or (iii) changes any provision of the articles of incorporation of FPC.



                                 FLORIDA PROGRESS CORPORATION


                                 By: /s/ Richard Korpan
                                     ----------------------------
                                     Name:  Richard Korpan
                                     Title:  Chairman of the Board, President
                                     and Chief Executive Officer

                                 CP&L HOLDINGS, INC.


                                 By: /s/ William Cavanaugh, III
                                     -------------------------------
                                     Name:  William Cavanaugh, III
                                     Title: Chairman of the Board, President
                                            and Chief Executive Officer